                                                                    EXHIBIT 10.A



                               CREDIT AGREEMENT

                          Dated as of August 21, 2001

                                    Between

                         FINOVA CAPITAL CORPORATION,
                                as the Borrower

                                     and

                                 BERKADIA LLC,
                                 as the Lender

                               CREDIT AGREEMENT

                                   SECTION 1

                                  DEFINITIONS
1.1  Defined Terms..........................................................  1
1.2  Other Definitional Provisions.......................................... 17

                                   SECTION 2
                            AMOUNT AND TERMS OF LOAN

2.1   The Loan.............................................................. 18
2.2   Interest Rates and Payment Dates...................................... 18
2.3   Prepayments of Loan................................................... 19
2.4   Computation of Interest and Fees...................................... 19
2.5   Payments.............................................................. 19
2.6   Requirements of Law................................................... 20
2.7   Taxes................................................................. 20
2.8   Reimbursement of Expenses of the Lender's Facility.................... 21

                                   SECTION 3
                         REPRESENTATIONS AND WARRANTIES

3.1   Corporate Existence; Compliance with Constituent Documents............ 22
3.2   Corporate Power; Authorization; Enforceable Obligations............... 22
3.3   No Violations or Default.............................................. 22
3.4   Financial Condition................................................... 23
3.5   Projections; Accuracy of Information.................................. 24
3.6   No Material Litigation................................................ 24
3.7   Ownership of Property................................................. 24
3.8   Subsidiaries.......................................................... 24
3.9   ERISA................................................................. 25
3.10  Licenses and Permits.................................................. 25
3.11  Intellectual Property................................................. 25
3.12  Taxes................................................................. 26
3.13  Assets and Liabilities................................................ 26
3.14  Ranking............................................................... 27
3.15  Investment Company Act; Public Utility Holding Company Act;
      Foreign Assets Control Regulation; Other Regulations.................. 27
3.16  Margin Stock.......................................................... 27

3.17  Labor Matters........................................................ 27
3.18  Subsidiary Restrictions.............................................. 28
3.19  Environmental Matters................................................ 28
3.20  Reorganization Plan.................................................. 29
3.21  Insurance............................................................ 30
3.22  Securities Laws...................................................... 30
3.23  Reserves............................................................. 30
3.24  Places of Business and Location of Collateral........................ 30
3.25  Subsidiary Guarantors................................................ 30

                                   SECTION 4
                              CONDITIONS PRECEDENT

4.1   Loan Documents....................................................... 31
4.2   Senior Notes......................................................... 32
4.3   Final Order.......................................................... 32
4.4   Fees and Expenses.................................................... 32
4.5   No Default........................................................... 32
4.6   Legal Opinions....................................................... 33
4.7   No Material Adverse Effect........................................... 33
4.8   No Adverse Litigation; No Violation of Law........................... 33
4.9   Governmental and Third-Party Consents................................ 33
4.10  Collateral........................................................... 33
4.11  Insurance............................................................ 33
4.12  Management Agreement................................................. 34
4.13  Registration Rights Agreement........................................ 34
4.14  Closing Certificate.................................................. 34
4.15  Representations and Warranties....................................... 34
4.16  Additional Matters................................................... 34
4.17  Post-Closing Letter.................................................. 34

                                   SECTION 5
                             AFFIRMATIVE COVENANTS

5.1   Financial Statements................................................. 34
5.2   Certificates; Other Information...................................... 36
5.3   Compliance with Contracts; Payment of Obligations.................... 37

5.4   Conduct of Business and Maintenance of Existence, etc.................. 38
5.5   Maintenance of Property; Insurance..................................... 38
5.6   Inspection of Property; Books and Records; Discussions................. 39
5.7   Notices................................................................ 39
5.8   Compliance with Laws................................................... 40
5.9   Additional Collateral, etc............................................. 40
5.10  Taxes.................................................................. 41
5.11  Accounting Changes..................................................... 41
5.12  Blocked Accounts....................................................... 42
5.13  Further Assurances..................................................... 42

                                   SECTION 6
                               NEGATIVE COVENANTS

6.1   Collateral Value....................................................... 42
6.2   Limitation on Indebtedness............................................. 42
6.3   Limitation on Liens.................................................... 43
6.4   Limitation on Fundamental Changes...................................... 45
6.5   Limitation on Dispositions............................................. 45
6.6   Limitation on Restricted Payments...................................... 45
6.7   Guaranties............................................................. 46
6.8   Limitation on Investments, Loans, Advances and Financing Transactions.. 46
6.9   Subsidiaries, Partnerships and Joint Ventures.......................... 47
6.10  Management Fees; Limitation on Affiliate Transactions.................. 47
6.11  Limitation on Payments and Modifications of Debt Instruments, etc...... 48
6.12  Limitation on Sales and Leasebacks..................................... 48
6.13  Limitation on Changes in Fiscal Periods................................ 48
6.14  Limitation on Negative Pledge Clauses.................................. 48
6.15  Limitation on Restrictions on Subsidiary Distributions................. 48
6.16  Limitation on Lines of Business........................................ 49
6.17  Limitation on Purchase of Assets and Acquisitions...................... 49
6.18  Limitation on Capital Expenditures..................................... 49
6.19  Accounting Changes..................................................... 49
6.20  Unfunded Commitments................................................... 50
6.21  Use of Proceeds........................................................ 50

6.22  Transfer of Assets to Certain Subsidiaries...........................  50

                                   SECTION 7
                               EVENTS OF DEFAULT

7.1  If any of the following events shall occur and be continuing:.........  50

                                   SECTION 8
                                 MISCELLANEOUS

8.1   Amendments and Waivers...............................................  52
8.2   Notices..............................................................  53
8.3   No Waiver; Cumulative Remedies.......................................  53
8.4   Survival of Representations and Warranties...........................  53
8.5   Payment of Expenses and Taxes........................................  53
8.6   Successors and Assigns; Participants and Assignments.................  54
8.7   Setoff...............................................................  56
8.8   Counterparts.........................................................  56
8.9   Severability.........................................................  56
8.10  Integration..........................................................  56
8.11  Governing Law........................................................  56
8.12  Submission To Jurisdiction: Waivers..................................  56
8.13  Acknowledgments......................................................  57
8.14  WAIVER OF JURY TRIAL.................................................  57
8.15  Confidentiality......................................................  58

                                   SCHEDULES

                                    EXHIBITS


Exhibit A      Note
Exhibit B-1    Form of Legal Opinion of Gibson, Dunn & Crutcher LLP
Exhibit B-2    Form of Legal Opinion of William Hallinan
Exhibit C      Closing Certificate
Exhibit D      Compliance Certificate
Exhibit E      Form of Intercompany Note
Exhibit F      Form of Parent Guaranty
Exhibit G      Form of Parent Pledge Agreement
Exhibit H      Form of Pledge and Security Agreement
Exhibit I      Form of Registration Rights Agreement
Exhibit J      Form of Subsidiary Guaranty
Exhibit K      Form of Certification of Asset Value
Exhibit L      Form of Canadian Guaranty
Exhibit M      Form of Canadian Security Agreement
Exhibit N      Form of UK Debenture
Exhibit O      Form of Post-Closing Letter

                               CREDIT AGREEMENT

          THIS CREDIT AGREEMENT (this "Agreement") dated as of August 21, 2001
                                       ---------
is entered into by and between FINOVA CAPITAL CORPORATION, a Delaware corporation (the "Borrower"), and BERKADIA LLC, a Delaware limited liability
                  --------
company (the "Lender").
              ------

          The parties hereto agree as follows:

                                   SECTION 1

                                  DEFINITIONS

          1.1  Defined Terms.  As used in this Agreement, the following terms
               -------------
have the respective meanings set out below:

          "Accounting Change" means any change in accounting principles required
           -----------------
by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), the Securities and Exchange Commission or any other qualified, authoritative agency or organization.

          "Acquisition" means (i) the acquisition by the Borrower or any of its
           -----------
Subsidiaries of (a) all or substantially all of the assets of another Person or
(b) a business or division of another Person, or (c) all of the Capital Stock or other equity interests of a Person or (ii) the merger, consolidation or amalgamation of the Borrower or any of its Subsidiaries with one or more other Persons, but excludes any acquisition by the Borrower or any of its Wholly Owned Subsidiaries of any other Wholly Owned Subsidiary of the Borrower.

          "Affiliate" means, as to any Person, any other Person which, directly
           ---------
or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agreement" has the meaning set forth in the preamble of this
           ---------
Agreement.

          "Aircraft Mortgage" each aircraft mortgage, if any, now or hereafter
           -----------------
made by any Loan Party in favor of the Collateral Trustee in form and substance satisfactory to the Lender.

          "Annual Consolidating Financial Statements" has the meaning set forth
           -----------------------------------------
in Section 3.4(a).

          "Applicable Rate" means with respect to any Interest Period, the
           ---------------
Eurodollar Rate for such Interest Period plus 2.25% per annum.
                                         ----

          "Asset Sale" means any Disposition of Property or series of related
           ----------
Dispositions of Property including, but not limited to, Dispositions of loans, leases or other Financing

Transactions, Dispositions of securities, partnership interests or other Investments, and Dispositions of Property in connection with securitization transactions.

          "Asset Value" means as of the end of any month, the book value, net of
           -----------
reserves, of all of the assets of the Parent and its Subsidiaries in accordance with GAAP (without regard to "fresh start" accounting provisions) which assets are either pledged to or for the benefit of the Lender or are not otherwise encumbered (but only to the extent of such other encumbrances).

          "Assignee" has the meaning set forth in Section 8.6(c).
           --------

          "Attorney Costs" means and includes all reasonable fees and
           --------------
disbursements of any law firm or other external or internal counsel.

          "Audited Financial Statements" has the meaning set forth in Section
           ----------------------------
3.4(a).

          "Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as amended
           ---------------
and codified at 11 U.S.C. (S) 101 et seq.

          "Bankruptcy Court" means the United States Bankruptcy Court for the
           ----------------
District of Delaware or any other court having jurisdiction over the Chapter 11 Cases or proceeding thereof from time to time.

          "Bankruptcy Documents" means the Reorganization Plan and the
           --------------------
Disclosure Statement.

          "Borrower" means FINOVA Capital Corporation, a Delaware corporation.
           --------

          "Borrower Obligations" means, collectively, the unpaid principal of
           --------------------
and interest on the Loan and all other obligations and liabilities of the Borrower (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loan and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Lender, whether absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement, any other Loan Document, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, guarantee obligations, fees, indemnities, costs, expenses or otherwise (including all Attorney Costs of the Lender that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

          "Borrower's Accountant" means Ernst & Young LLP or another "big five"
           ---------------------
independent auditor selected by the Borrower and reasonably acceptable to the Lender.

          "Business" has the meaning set forth in Section 3.19(b).
           --------

          "Business Day" means any day on which (a) commercial banks are open
           ------------
for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Lender in its sole discretion acting in good faith and (b) banking institutions in New York, New York, and Boston, Massachusetts, are open for the transaction of banking business.

          "Canadian Guaranty" means the Guaranty executed and delivered by each
           -----------------
Canadian Subsidiary, a copy of the form of which is attached hereto as
Exhibit L.
---------

          "Canadian Security Agreement" means the General Security Agreement
           ---------------------------
executed and delivered by each Canadian Subsidiary, a copy of the form of which is attached hereto as Exhibit M.
                      ---------

          "Canadian Subsidiary" means any Subsidiary of the Borrower organized
           -------------------
in the country of Canada or a jurisdiction thereof.

          "Capital Expenditures" means, for any period, with respect to any
           --------------------
Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (as lessee pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which have been or are required to be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries, but excluding expenditures of insurance proceeds to replace or repair any asset that was damaged or destroyed by fire, flood or other insured casualty with an asset of similar type and quality.

          "Capital Lease Obligations" means, as to any Person, the obligations
           -------------------------
of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) Property, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP and the stated maturity of such obligations shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" means any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Carrying Value" means, with respect to the Financing Transactions of
           --------------
the Borrower and its Subsidiaries, the net book value of such Financing Transactions as calculated in accordance with GAAP.

          "Cash Equivalents" means (a) marketable direct obligations issued by,
           ----------------
or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year or less from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits, bankers acceptances or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any of (i) the fifty (50) largest commercial banks organized under the laws of the United States of America or any state thereof, including the

Collateral Trustee, or (ii) the twenty-five (25) largest commercial banks organized under the laws of a foreign jurisdiction, in each case as determined by deposits held by such banks as reported to American Banker magazine, and in all cases having total assets of at least Twenty Billion Dollars ($20,000,000,000) and having a short term deposit rating of at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of short term deposits generally; (c) commercial paper of an issuer rated at least A1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above; and (e) money market accounts or funds with or issued by any bank meeting the qualifications specified in clause (b) above that invests exclusively in investments of the types described in clauses (a) through (d) above.

          "Cash Reserve Amount" means, for any Fiscal Quarter, an amount to be
           -------------------
determined by the Borrower in the Borrower's reasonable discretion, which amount shall not exceed the sum of (a) 125% of the Operating Expenses projected to be incurred for the next Fiscal Quarter as set forth in the projections delivered to the Lender pursuant to Section 5.2(e), (b) the Unfunded Commitment Reserve Amount; (c) the amount of Taxes of the Parent, the Borrower and the Borrower's Subsidiaries to become payable in cash during the next Fiscal Quarter that the Parent or the Borrower intend to pay in cash during such next Fiscal Quarter,
(d) an amount equal to the product of (i) the Applicable Rate on the last day of such Fiscal Quarter, multiplied by (ii) 0.25, multiplied by (iii) the
                     -------------            -------------
outstanding principal amount of the Loan on the last day of such Fiscal Quarter,
(e) the fees and other amounts due under the Loan during the next Fiscal Quarter, (f) an amount equal to all payments of principal of, interest on, or fees relating to Permitted Indebtedness (other than the Loan) or otherwise pursuant to Debt Instruments for Permitted Indebtedness (other than the Loan), that will, by their terms, become due and payable in cash during the next Fiscal Quarter, and (g) such other reserves as are necessary, in the Borrower's good faith judgment and as approved in advance by the Lender, such approval not to be unreasonably withheld, for the operations of the Borrower and its Subsidiaries.

          "Chapter 11 Cases" means the cases of the Parent, the Borrower and
           ----------------
certain of their respective Subsidiaries under Chapter 11 of the Bankruptcy Code, as currently being administered by the Bankruptcy Court under case numbers 01-0697 (PJW) through 01-0705 (PJW).

          "Closing Date" has the meaning set forth in Section 4.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Collateral" means all Property of the Loan Parties, now owned or
           ----------
hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Collateral Trust Agreement" means the Collateral Trust Agreement
           --------------------------
dated as of even date herewith by and among the Parent, the Borrower, the Lender, The Bank of New York, as Indenture Trustee for the Senior Notes, the Collateral Trustee and each Subsidiary Guarantor.

          "Collateral Trustee" means Wilmington Trust Company, as Collateral
           ------------------
Trustee, pursuant to the Collateral Trust Agreement, or its successor appointed in accordance with the Collateral Trust Agreement.

          "Collateral Value" means, as of any date, the following:
           ----------------

          (a) with respect to Financing Transactions consisting of loans to customers for which loans the Borrower can demonstrate, to the reasonable satisfaction of the Lender, that the Collateral Trustee has a first priority, perfected security interest (subject only to Permitted Liens other than those permitted by reason of Sections 6.3(e), (f), (i), (j), (k) and any replacements of any of the foregoing permitted by reason of Section 6.3(l)) in the promissory note or other instrument representing or creating the customer's obligation to the Borrower or its Subsidiary or otherwise in such Financing Transaction as may be satisfactory to the Lender in its sole discretion, One Hundred Percent (100%) of the Carrying Value (at the date of determination) of such loans; plus
                                                                    ----

          (b) with respect to Financing Transactions consisting of leases to customers for which leases the Borrower can demonstrate, to the reasonable satisfaction of the Lender, that the Collateral Trustee has a first priority, perfected security interest (subject only to Permitted Liens other than those permitted by reason of Sections 6.3(e), (f), (i), (j), (k) and any replacements of any of the foregoing permitted by reason of Section 6.3(l)) in the equipment, real property and/or improvements leased to the customer (subject to the lease) or, with respect to leveraged leases for which the Borrower can demonstrate that a pledge of such equipment, real property and/or improvements is not permitted by the agreements or instruments establishing such Financing Transaction, the Borrower's interest in the Financing Transaction, One Hundred Percent (100%) of the Carrying Value of such leases; plus
                                   ----

          (c) with respect to equipment, real property and improvements owned by the Borrower or any of its Subsidiaries, and used in the business of the Borrower or its subsidiaries or held for resale (but not equipment, real property and improvements that are related to, or the subject of, any Financing Transaction) for which the Borrower can demonstrate, to the reasonable satisfaction of the Lender, that the Collateral Trustee has a first priority, perfected security interest (subject only to Permitted Liens other than those permitted by reason of Sections 6.3(e), (f), (i), (j), (k) and any replacements of any of the foregoing permitted by reason of Section 6.3(l)) in such equipment, real property or improvements, the net book value of such equipment, real property or improvements, as carried on the books and records of the Borrower or such Subsidiary; plus
                             ----

          (d) the amount of cash and Cash Equivalents held as of such date in accounts that are subject to Deposit Account Control Agreements; plus
                                                                 ----

          (e) Investments (other than Financing Transactions) of the Borrower or its Subsidiaries listed on Schedule 6.8(i) or such other Investments otherwise permitted by the

Lender hereunder, provided that the Borrower can demonstrate to the reasonable
                  --------
satisfaction of the Lender that the Collateral Trustee has a first priority, perfected security interest (subject only to Permitted Liens other than those permitted by reason of Sections 6.3(e), (f), (i), (j), (k) and any replacements of any of the foregoing permitted by reason of Section 6.3(l)) in such Investments, the net book value of such Investments carried on the books and records of the Borrower or such Subsidiary as of such date; minus
                                                            -----

          (f) to the extent not already deducted pursuant to the foregoing, all general loss and other loss contingency reserves as of the date of determination;

provided that for the preceding, Carrying Value or net book value shall be as of
--------
the date of determination of Collateral Value without regard to "fresh start" accounting provisions.

          "Commonly Controlled Entity" means an entity, whether or not
           --------------------------
incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate" means a certificate duly executed by a
           ----------------------
Responsible Officer substantially in the form of Exhibit D attached hereto.
                                                 ---------

          "Constituent Documents" means, as to any Person, if the Person is a
           ---------------------
corporation, its certificate of incorporation and bylaws, and if the Person is an entity other than a corporation, the organizational documents of such Person.

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, contract, instrument, indenture, subordination agreement or other legally binding undertaking (including, without limitation, all Debt Instruments) to which such Person is a party or by which it or any of its Property is bound.

          "Control Account Agreement" means any of the agreements by which the
           -------------------------
Borrower and its Subsidiaries grant the Collateral Trustee a security interest in securities and commodity accounts set forth on Schedule 3.13(d), a copy of the form of which is set forth as Annex 2 to the Pledge and Security Agreement.
                                  -------

          "Customer Properties" has the meaning set forth in Section 3.19(a).
           -------------------

          "Debt Instruments" of a Person means notes, bonds, debentures, loan
           ----------------
agreements, credit agreements, indentures, and all other instruments, documents or agreements representing or governing Indebtedness of a Person, or pursuant to which Indebtedness of a Person is issued or otherwise exists.

          "Default" means any of the events specified in Section 7, whether or
           -------
not any requirement for the giving of notice or the lapse of time, or both, has been satisfied.

          "Deposit Account Control Agreement" means any of the agreements by
           ---------------------------------
which the Borrower and its Subsidiaries grant the Collateral Trustee a security interest in bank and other depository accounts set forth on Schedule 3.13(c), a copy of the form of which is set forth as

Annex 1 to the Pledge and Security Agreement.
-------

          "Disclosure Statement" means the Third Amended and Restated Disclosure
           --------------------
Statement with Respect to Joint Plan of Reorganization of Debtors Under Chapter 11 of the Bankruptcy Code filed by the Parent, the Borrower and certain of the Subsidiaries of the Borrower with the Bankruptcy Court, as the same may be amended or supplemented from time to time.

          "Disposition" means, with respect to any Property, any sale,
           -----------
assignment, lease, transfer, contribution, conveyance, sale and leaseback, issuance or other disposition of or granting of options, warrants or other rights with respect to any of a Person's Property (including, in the case of any Subsidiary, the issuance or sale of its Capital Stock); provided that for
                                                        --------
purposes of Section 6.5 the lease of Property pursuant to a Financing Transaction shall not be considered a "Disposition". The terms "Dispose" and "Disposed of" shall have correlative meanings.

          "Dollars" and "$" each means lawful currency of the United States of
           -------       -
America.

          "Employee Plan" means, at a particular time, any employee benefit plan
           -------------
which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Employee Plan Insolvency" means, with respect to any Multiemployer
           ------------------------
Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Employee Plan Reorganization" means, with respect to any
           ----------------------------
Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Environmental Laws" means any and all foreign, federal, state, local
           ------------------
or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as may now or at any time hereafter be in effect.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "Eurocurrency Reserve Requirements" means the reserve requirements at
           ---------------------------------
which any bank or other financial institution subject thereto would be required to maintain under Regulation D of the FRB (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding.

          "Eurodollar Rate" means for any Interest Period (a) the rate per annum
           ---------------
(rounded upward, if necessary, to the nearest 1/100 of 1%) which appears at approximately 11:00 A.M. (London, England time) on the second Business Day prior to the first day of such Interest Period, on the page of the Telerate Screen which displays an average British Bankers Association

Interest Settlement Rate (such page currently being page number 3750) offered for deposits in Dollars in amounts comparable to the lesser of (i) the then-outstanding principal amount of the Loan or (ii) the largest amount displayed on such page on such day, and for a period substantially the same as such Interest Period, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) reflected on such other page or other service which displays an average British Bankers Association Interest Settlement Rate offered for deposits in Dollars in amounts comparable to the lesser of (i) the then-outstanding principal amount of the Loan or (ii) the largest amount displayed on such page on such day, and for a period substantially the same as such Interest Period, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum equal to the highest offered quotation rate (rounded upward, if necessary, to the nearest 1/100 of 1%) to first class banks in the London Interbank market by Fleet National Bank on the Business Day that is two days prior to the first day of such Interest Period for deposits in Dollars comparable to the lesser of (i) the then-outstanding principal amount of the Loan or (ii) the largest amount displayed on such page on such day, as of approximately 11:00 A.M. (London, England time) and for a period substantially the same as such Interest Period.

          "Event of Default" means any of the events specified in Section 7.
           ----------------

          "Excess Cash Flow" means, for the particular Fiscal Quarter being
           ----------------
computed, (a) cash and Cash Equivalents as of the last day of such Fiscal Quarter minus (b) the Cash Reserve Amount.
        -----

          "Exchange Act" means the Securities Exchange Act of 1934.
           ------------

          "Final Order" means an order or judgment entered by the Bankruptcy
           -----------
Court, granting approval and confirmation of the Reorganization Plan with respect to each of the Parent, the Borrower and their respective Subsidiaries that are debtors in the Chapter 11 Cases, as entered on the docket in any Chapter 11 Case (a) which has not been reversed, stayed, modified or amended, and as to which the time to appeal, seek certiorari or move for reargument or rehearing has expired, and no appeal, petition for certiorari or motion for reargument or rehearing has been timely taken or (b) as to which any appeal has been taken, any petition for certiorari or motion for reargument or rehearing has been filed, and such appeal, petition or motion has been conclusively withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari, reargument or rehearing was sought.

          "Financing Transactions" means loans, operating leases, direct
           ----------------------
financing leases and leveraged leases extended or entered into by the Borrower or any of its Subsidiaries in the ordinary course of business which are of the type carried on the Audited Financial Statements as assets and are currently referred to therein as "net investment in financing transactions," off-lease assets contained in the caption "other assets," "investments" or "net assets of discontinued operations," regardless of whether carried at a positive balance and including amounts written off, written down or reserved for on the balance sheet.

          "Fiscal Quarter" means a fiscal quarter of the Parent, the Borrower
           --------------
and its Subsidiaries, which shall be any quarterly period ending on March 31, June 30, September 30 or

December 31 of any year.

          "Fiscal Year" means a fiscal year of the Parent, the Borrower and its
           -----------
Subsidiaries, which shall end on December 31.

          "FRB" means the Board of Governors of the Federal Reserve System, and
           ---
any Governmental Authority succeeding to any of its principal functions.

          "Funding Fee" means a $60,000,000 funding fee for the Loan.
           -----------

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or any analogous opinions, statements or pronouncements of any successor thereto as may be in general use by significant segments of the United States accounting profession, which are applicable to the circumstances of the Parent or the Borrower, as applicable, as of the date of determination, except that for purposes of Sections 2.3, 6.1, 6.2 and 6.18 (including the accounting terms used therein and defined herein), GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited consolidated financial statements of the Parent and its Subsidiaries and of the Borrower and its Subsidiaries in respect of the Fiscal Year ended December 31, 2000, until this Agreement is amended pursuant to Section 8.1.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranties" means the Parent Guaranty, the Subsidiary Guaranty and
           ----------
the Canadian Guaranty.

          "Guarantor" means the Parent and each Subsidiary Guarantor.
           ---------

          "Guaranty Obligation" means, as to any Person (the "guarantying
           -------------------
person"), any obligation of (a) the guarantying person or (b) another Person (including any bank under any letter of credit) to induce the creation of which obligation the guarantying person has issued a reimbursement, counterindemnity or similar obligation, in either case guarantying, directly or indirectly, any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guarantying person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance working capital or equity capital to the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof;

provided, however, that the term Guaranty Obligation shall not include
--------
endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation of any guarantying person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (b) the maximum amount for which such guarantying person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such guarantying person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guarantying person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Guarantor Obligations" means, with respect to any Guarantor, all
           ---------------------
obligations and liabilities of such Guarantor to the Lender, or to the Collateral Trustee on behalf of the Lender, arising under or in connection with any of the Guaranties, any of the Pledge Agreements or any other Loan Document to which such Guarantor is a party, in each case whether on account of guaranty obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all Attorney Costs of the Lender that are required to be paid by such Guarantor pursuant to the terms of the Guaranty or any other Loan Document).

          "Impermissible Restricted Payment" means a Restricted Payment that (a)
           --------------------------------
would cause the payor thereof to cease to be Solvent, (b) constitutes, or has a reasonable likelihood of constituting, a fraudulent conveyance or transfer by the payor thereof under any applicable law, or (c) is not permitted by to be made by the payor under applicable law.

          "Income Taxes" means any Taxes based upon net income.
           ------------

          "Indebtedness" means, as to any Person at any date, without
           ------------
duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than current trade payables incurred in the ordinary course of such Person's business) to the extent required to be shown on a balance sheet prepared in accordance with GAAP, the amount of which shall equal the amount required to be shown on such a balance sheet, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all obligations (but not rights) of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guaranty Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, and (i) all obligations of the kind referred to in clauses
(a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; provided that the amount of Indebtedness of the type referred to in
            --------
clauses (h) and (i) above will be included within the definition of "Indebtedness" only to the extent of the amount of the obligations so guaranteed and to the extent of any such Lien, respectively.

          "Intellectual Property" means the collective reference to all rights,
           ---------------------
priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Intercompany Note" means that certain promissory note made by the
           -----------------
Borrower in favor of the Parent, dated August 22, 2001, and in the original principal amount of the Senior Notes issued on such date, a copy of the form of which is attached hereto as Exhibit E, and such other promissory notes as may be
                            ---------
issued from time to time in addition to or substitution or replacement thereof (also in the form attached hereto as Exhibit E, other than as to date of
                                     ---------
issuance and principal amount) such that the aggregate outstanding principal amount of all such promissory notes is equal to the aggregate outstanding principal amount of the Senior Notes issued pursuant to the Reorganization Plan.

          "Interest Payment Date" means, (a) the last day of each Interest
           ---------------------
Period and (b) the date of any prepayment or repayment of principal made hereunder.

          "Interest Period" means (a) initially, the period commencing on the
           ---------------
Closing Date and ending on the seventh (7th) day of the succeeding calendar month and (b) thereafter, each period commencing on the last day of the preceding Interest Period and ending on the seventh (7th) day of each succeeding calendar month; provided that (i) if any Interest Period would end on a day that
                --------
is not a Business Day, then that Interest Period shall end on the next Business Day, and (ii) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date.

          "Interim Financial Statements" has the meaning set forth in
           ----------------------------
Section 3.4(a).

          "Investments" has the meaning set forth in Section 6.8.
           -----------

          "Knowledge" or "Knowledge of the Borrower" means, the actual knowledge
           ---------      -------------------------
of the executive officers of the Borrower and the individuals listed on Schedule 1.1, with respect to the matters noted thereon.

          "Lender" means Berkadia LLC, a Delaware limited liability company, and
           ------
any Participant or Assignee.

          "Lender's Account" means the bank account maintained by the Lender for
           ----------------
the receipt of payments by the Borrower, which bank account shall be designated by the Lender from time to time by giving notice to the Borrower of such account, and wire transfer instructions for transferring funds to such account.

          "Lender's Facility" has the meaning set forth in Section 2.8(a).
           -----------------

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
           ----
arrangement, encumbrance, lien (statutory or other), charge or other security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Loan" has the meaning set forth on Section 2.1(a).
           ----

          "Loan Document Obligations" means, collectively, the Borrower
           -------------------------
Obligations and the respective Guarantor Obligations of each Guarantor.

          "Loan Documents" means this Agreement, the Security Documents, the
           --------------
Note and all other instruments, documents and agreements executed and delivered by a Loan Party to the Lender in connection with this Agreement or the Loan.

          "Loan Parties" means, collectively, the Borrower, the Parent and each
           ------------
Subsidiary of the Borrower that is a party to a Loan Document.

          "Loss Event" means (a) Material Adverse Effect, or (b) the incurrence
           ----------
by the Borrower or any of its Subsidiaries of liabilities, costs, expenses, charges, penalties, fines, damages, indemnity obligations or other obligations in excess of Twenty-Five Million Dollars ($25,000,000) in the aggregate.

          "Management Agreement" means the Management Services Agreement
           --------------------
implemented pursuant to the Reorganization Plan.

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
Regulation T, U or X as promulgated by the FRB.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, condition (financial or otherwise), operations, performance, assets, liabilities (actual or contingent) or prospects of the Borrower or of its Subsidiaries, taken as a whole, (b) the ability of the Borrower to perform its obligations under the Loan Documents, (c) the ability of any Guarantor other than a Guarantor listed on Schedule 3.25(a) hereto to perform its obligations under the Loan Documents, (d) the ability of one or more Guarantors (including the Guarantors listed on Schedule 3.25(a)) to perform its obligations under the Loan Documents if such Guarantor or Guarantors have or had, in the aggregate, total assets with a book value in excess of Twenty-Five Million Dollars ($25,000,000) at the time of such material adverse effect or at any time during the shorter of (i) the twelve (12) months prior thereto or (ii) the period beginning on the Closing Date and ending on the time of such material adverse effect, or (e) the validity or enforceability of the Collateral Trustee's Liens or the priority or perfection of the Collateral Trustee's Liens on the Collateral;

          "Material Loss Event" means (a) a Material Adverse Effect or (b) the
           -------------------
incurrence by the Borrower or any of its Subsidiaries of liabilities, costs, expenses, charges, penalties, fines, damages, indemnity obligations or other obligations, in excess of One Hundred Million Dollars ($100,000,000) in the aggregate, except as expressly permitted by this Agreement.

          "Materials of Environmental Concern" means any gasoline or petroleum
           ----------------------------------
(including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Maturity Date" means August 20, 2006.
           -------------

          "Mortgage" means each mortgage and deed of trust, if any, now or
           --------
hereafter made by any Loan Party in favor of, or for the benefit of, the Collateral Trustee in form and substance satisfactory to the Lender.

          "Mortgaged Aircraft" has the meaning set forth in Section 3.21(c).
           ------------------

          "Mortgaged Properties" means all real property owned or leased by the
           --------------------
Borrower or its Subsidiaries and upon which the Borrower or such Subsidiary has granted to the Collateral Trustee a security interest pursuant to a Mortgage.

          "Multiemployer Plan" means an Employee Plan that is a multiemployer
           ------------------
plan as defined in Section 4001(a)(3) of ERISA.

          "Non-Excluded Taxes" shall have the meaning set forth in Section 2.7.
           ------------------

          "Note" means any promissory note evidencing the Loan.
           ----

          "Obligations" means, (a) in the case of the Borrower, the Borrower
           -----------
Obligations and (b) in the case of each Guarantor, its Guarantor Obligations.

          "Operating Expenses" means the operating expenses incurred in the
           ------------------
ordinary course of business of the Parent, the Borrower and the Borrower's Subsidiaries (including, without limitation, expenses incurred in connection with the Reorganization Plan) other than payments of principal of, interest on, or fees relating to Indebtedness or otherwise pursuant to Debt Instruments and Taxes, as are appropriate (as determined by the Borrower in good faith) in light of the Borrower's business plan, including, where prudent (as so determined), amounts necessary for the refurbishment of equipment or real property owned or leased in by the Borrower or any of its Subsidiaries for the purpose of selling, leasing out or subleasing such equipment or real property.

          "Parent" means The FINOVA Group Inc., a Delaware corporation.
           ------

          "Parent's Accountant" means Ernst & Young LLP or another "big five"
           -------------------
independent auditor selected by the Parent and reasonably acceptable to the Lender.

          "Parent Guaranty" means the Guaranty executed and delivered by the
           ---------------
Parent, a copy of the form of which is attached hereto as Exhibit F.
                                                          ---------

          "Parent Pledge Agreement" means the Pledge and Security Agreement
           -----------------------
executed and delivered by the Parent, a copy of the form of which is attached hereto as Exhibit G.
          ---------

          "Participant" has the meaning set forth in Section 8.6(b).
           -----------

          "PBGC" means the Pension Benefit Guaranty Corporation established
           ----
pursuant to Subtitle A of Title IV of ERISA (or any successor).

          "Permitted Acquisition" means any Acquisition that complies with each
           ---------------------
of the following requirements:

          (a) no Default has then occurred and is continuing or would result therefrom;

          (b) such Acquisition is made in connection with the foreclosure or other full or partial satisfaction of a bona fide obligation owed to the Borrower or any of its Subsidiaries existing prior to the effective date of such Acquisition; and

          (c) such Acquisition does not require the expenditure of cash by the Borrower or any of its Subsidiaries, other than usual and customary expenses of such foreclosure expended in the ordinary course of business.

          "Permitted Indebtedness" has the meaning set forth in Section 6.2.
           ----------------------

          "Permitted Liens" has the meaning set forth in Section 6.3.
           ---------------

          "Permitted Nonrecourse Indebtedness" means Indebtedness of the
           ----------------------------------
Borrower or its Subsidiaries that is (a) incurred in Financing Transactions in which the Borrower or its Subsidiary is the lessor of equipment or Property and secured solely by assignments of leases where the recourse of the payee with respect to repayment of such Indebtedness is expressly limited to the lessor's interest in such leases, the rents and other amounts due thereunder and/or the equipment or Property leased thereunder or proceeds therefrom, or (b) incurred in Financing Transactions in which the Borrower or its Subsidiary is the lessee and sublessor of the same equipment or Property and secured solely by assignments of leases where the recourse of the payee with respect to repayment of such Indebtedness is expressly limited to the sublessor's interest in leases, the rents and other amounts due thereunder and/or the equipment or Property leased thereunder or proceeds therefrom; provided that the amounts due under the
                                         --------
sublease of the equipment or Property are not less than the amounts due under the lease for such equipment or Property at any time.

          "Permitted Securitization" means a Securitization as to which all of
           ------------------------
the material terms have been approved in advance of such Securitization by the Lender.

          "Permitted Senior Note Repurchases" means purchases by the Parent,
           ---------------------------------
with the prior written consent of the Lender, of Senior Notes at a price not to exceed par plus accrued and unpaid interest thereon, through (A) tender offers,
(B) open market purchases and/or (C) privately negotiated transactions.

          "Person" means an individual, partnership, corporation, limited
           ------
liability company, limited liability partnership, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Pledge and Security Agreement" means the Pledge and Security
           -----------------------------
Agreement executed by the Borrower and certain other Loan Parties, a copy of the form of which is attached hereto as Exhibit H.
                                    ---------

          "Pledge Agreements" means the Parent Pledge Agreement, the Pledge and
           -----------------
Security Agreement, the Canadian Security Agreement and the UK Debenture.

          "Post-Closing Letter" means the letter agreement executed by the
           -------------------
Lender, the

Parent and the Borrower, a copy of the form of which is attached hereto as Exhibit O.
---------

          "Prohibited Transactions" has the meaning set forth in Section 406 of
           -----------------------
ERISA or Section 4975 of the Code.

          "Property" means any right or interest in or to property of any kind
           --------
whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.

          "Purchase" has the meaning set forth in Section 6.17(a).
           --------

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement executed and delivered by the Parent for the benefit of the Lender and/or certain Affiliates of the Lender that hold stock of the Parent, a copy of the form of which is attached hereto as Exhibit I.
                                        ---------

          "Reimbursement Fees" has the meaning set forth in Section 2.8(a).
           ------------------

          "Reorganization Plan" means the Joint Plan of Reorganization of the
           -------------------
Parent, the Borrower, and certain of their respective Subsidiaries approved and confirmed by the Bankruptcy Court on August 10, 2001.

          "Reportable Event" means any of the events set forth in Section
           ----------------
4043(c) of ERISA, other than those events as to which the thirty-day notice period has been waived by the PBGC pursuant to regulations issued under PBGC Reg. (S). 4043 (or any successor).

          "Requirement of Law" means, as to any Person, any statute, law,
           ------------------
treaty, order, rule or regulation, any determination, order, judgment or decree of a court or an arbitrator or a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Responsible Officer" means the chief executive officer, president, or
           -------------------
chief financial officer of the Borrower.

          "Restricted Payments" has the meaning set forth in Section 6.6.
           -------------------

          "SEC Reports" means the Annual Report on Form 10-K of the Borrower and
           -----------
the Annual Report on Form 10-K/A of the Parent, each as filed with the Securities and Exchange Commission for the year ended December 31, 2000, and the other reports and statements filed by the Borrower or the Parent with the Securities and Exchange Commission subsequent to the filing of such Form 10-K or Form 10-K/A and prior to the date hereof.

          "Securitization" means a transaction or series of related transactions
           --------------
pursuant to which a Person incurs obligations or issues interests, the proceeds of which are used to sell or finance a discrete pool (which may be fixed or revolving) of receivables, leases, loans or other financial assets, or a discrete portfolio of real property or equipment.

          "Security Documents" means, collectively, the Guaranties, the Pledge
           ------------------
Agreements, the Mortgages, the Aircraft Mortgages, and all other security documents hereafter delivered to the Lender granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

          "Senior Note Documents" means, collectively, the Senior Note
           ---------------------
Indenture, the Intercompany Note, the Collateral Trust Agreement and the Senior Notes.

          "Senior Note Indenture" means that Indenture dated as of August 22,
           ---------------------
2001, made by and between the Parent and The Bank of New York as indenture trustee.

          "Senior Notes" means the 7.50% Senior Secured Notes Maturing 2009 with
           ------------
Contingent Interest Due 2016 issued pursuant to the Senior Note Indenture and the Reorganization Plan.

          "Single Employer Plan" means any Employee Plan that is covered by
           --------------------
Title IV of ERISA, but which is not a Multiemployer Plan.

          "Solvent" means, when used with respect to any Person, as of any date
           -------
of determination, (a) the amount of the then "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable Requirements of Law governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the anticipated liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim," and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Statement of Excess Cash Flow" has the meaning set forth in
           -----------------------------
Section 5.2(g).

          "Stockholders' Equity" means stockholders' equity determined in
           --------------------
accordance with GAAP.

          "Subject Properties" has the meaning set forth in 3.19(a).
           ------------------

          "Subsidiary" means, as to any Person, a corporation, partnership,
           ----------
limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Guarantor" means each Subsidiary of the Borrower other
           --------------------
than the Subsidiaries listed on Schedule 3.25(b).

          "Subsidiary Guaranty" means the Guaranty executed and delivered by
           -------------------
each of the Subsidiary Guarantors (other than the Canadian Subsidiaries), a copy of the form of which is attached hereto as Exhibit J.
                                           ---------

          "Subsidiary Restrictions" has the meaning set forth in Section 6.15.
           -----------------------

          "Tax" and "Taxes" have the meaning set forth in Section 2.7.
           ---       -----

          "Termination Date" means the earlier to occur of (a) the Maturity
           ----------------
Date; or (b) the date on which the Loan becomes due and payable pursuant to
Section 7, whether by acceleration by the Lender or otherwise.

          "Transferee" has the meaning set forth in Section 8.15.
           ----------

          "UK Debenture" means the Debenture executed and delivered by each of
           ------------
the UK Subsidiaries, a copy of the form of which is attached hereto as
Exhibit N.
---------

          "UK Subsidiary" means any Subsidiary of the Borrower organized in the
           -------------
United Kingdom or a jurisdiction thereof.

          "Unfunded Commitment" means a legally binding commitment (which may be
           -------------------
subject to conditions) by the Borrower or any of its Subsidiaries to extend credit to or become the holder of any Indebtedness of any customer pursuant to a Financing Transaction, including a Financing Transaction that is already funded.

          "Unfunded Commitment Reserve Amount" means the amount, certified by a
           ----------------------------------
Responsible Officer of the Borrower as the Borrower's reasonable, good faith estimate, of cash estimated to be necessary to fund Unfunded Commitments during the next two Fiscal Quarters.

          "Wholly Owned Subsidiary" means, as to any Person, any other Person
           -----------------------
all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          1.2  Other Definitional Provisions.
               -----------------------------

          (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the same defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Loan Parties not defined in Section 1.1 and accounting terms used in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, subject to Section 5.11 hereof.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (e) The term "including" is not limiting and means "including without limitation."

          (f) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (g) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

                                   SECTION 2

                           AMOUNT AND TERMS OF LOAN

          2.1  The Loan.
               --------

          (a) Subject to the terms and conditions set forth herein, the Lender will make a single term loan (the "Loan") to the Borrower on the Closing Date in
                                   ----
the principal amount of Five Billion Six Hundred Million Dollars
($5,600,000,000).

          (b) The Borrower hereby unconditionally promises to pay to the Lender the principal amount of the Loan (i) in installments on the dates, and in the amounts, set forth in Section 2.3 and (ii) in full on the Termination Date. On the Termination Date, the Loan shall mature and the principal amount thereof shall be due and payable in full. Principal amounts prepaid or repaid with respect to the Loan may not be reborrowed.

          2.2  Interest Rates and Payment Dates.
               --------------------------------

          (a) For each day any amount of the Loan is outstanding, the Loan shall bear interest at a rate per annum equal to the Applicable Rate.

          (b) The Borrower hereby unconditionally promises to pay to the Lender interest in arrears on each Interest Payment Date and on the Termination Date; provided that interest accruing pursuant to Section 2.2(c) shall be payable
--------
from time to time on demand.

          (c) (i) If all or a portion of the principal amount of the Loan shall not be paid when due (whether at the stated maturity, by acceleration, as a mandatory prepayment or otherwise), then all of the outstanding principal amount of the Loan (whether or not overdue) shall bear interest at a rate per annum which is equal to the rate that would otherwise be applicable pursuant to the foregoing provisions of this Section 2.2 plus two percent (2%), and (ii) if all
                                         ----
or a portion of any interest payable on the Loan or any fee or other amount payable hereunder shall not be paid when due (whether at the stated due date, by acceleration or otherwise), such overdue amount shall, to the extent permitted by applicable law, bear interest at a rate per annum that is equal to the rate that would otherwise be applicable pursuant to the foregoing provisions of this
Section 2.2 plus two percent (2%), in each case, from such due date until such
            ----
amount is paid in full, after as well as before judgment.

          2.3  Prepayments of Loan.
               -------------------

          (a)  Mandatory Prepayments of Loan.  On the first Interest Payment
               -----------------------------
Date following the end of each Fiscal Quarter, beginning with the Fiscal Quarter ending on or prior to September 30, 2001, the Borrower shall make a prepayment of principal of the Loan in an amount equal to the Excess Cash Flow for such Fiscal Quarter, if any, such amount being set forth on the Statement of Excess Cash Flow for such Fiscal Quarter delivered to the Lender pursuant to
Section 5.2(g).

          (b)  No Voluntary Prepayments of Loan.  The Borrower may not prepay
               --------------------------------
the Loan, except in accordance with Section 2.3(a) hereof. Notwithstanding the foregoing, should the Borrower remit to the Lender any amount purported to be a prepayment of principal but not required to be paid pursuant to Section 2.3(a) hereof, such amount shall constitute cash collateral for the obligations of the Loan Parties hereunder and under any other Loan Documents and may, as the Lender determines in its sole discretion, (i) be applied, at any time or from time to time, to (A) accrued but unpaid interest and fees and other amounts due hereunder or under any other Loan Document, or (B) to any installment of principal of the Loan, including, without limitation, the installment to be paid on the Maturity Date, and/or (ii) be held as cash collateral until all obligations of the Loan Parties to the Lender have been satisfied in full or until applied in accordance with clause (i) above.

          2.4  Computation of Interest and Fees.
               --------------------------------

          (a) All interest and fees payable hereunder and under the Note and the other Loan Documents shall be calculated on the basis of a Three Hundred Sixty (360)-day year for the actual number of days elapsed.

          (b) Each determination of an interest rate by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

          2.5  Payments.  All payments (including prepayments) to be made by the
               --------
Borrower hereunder, or under the Note or any other Loan Document, whether on account of principal, interest, fees, expense reimbursement or otherwise, shall be made without setoff, counterclaim, or other defense and shall be made prior to 11:00 A.M., New York time, on the due date thereof to the Lender by wire transfer of Dollars in immediately available funds to the Lender's Account. If any such payment becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, provided that interest thereon shall be
                                  --------
payable at the then applicable rate during such extension.

          2.6  Requirements of Law.
               -------------------

          (a) If any Requirement of Law or compliance by the Lender with any request or directive (whether or not having the force of law) from any Governmental Authority enacted or promulgated after the date hereof shall (i) subject the Lender to any Tax, duty or other charge of any kind whatsoever with respect to this Agreement or the Loan, or change the basis of taxation of payments to the Lender in respect thereof (except for Non-Excluded Taxes and Income Taxes); (ii) impose, modify or hold applicable any reserve or similar requirement against assets held by, liabilities in or for the account of, advances, loans or other extensions of credit by or commitments of, or any other acquisition of funds by, the Lender; or (iii) impose on the Lender any other condition (except relating to Non-Excluded Taxes and Income Taxes); and the result of any of the foregoing (i) through (iii) is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, continuing or maintaining the Loan, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay the Lender, upon its demand therefor, any additional amounts necessary to compensate the Lender for such increased cost or reduced amount receivable.

          (b) A certificate as to any additional amounts payable pursuant to this Section 2.6 submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this
Section 2.6 shall survive the termination of this Agreement and the payment of the Loan and all other amounts payable hereunder.

          2.7  Taxes.  All payments made by the Borrower under this Agreement
               -----
shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (each a "Tax" and collectively "Taxes"), excluding Income Taxes imposed on the Lender as
 ---                    -----
a result of a connection between the Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations, received a payment under, or enforced, this Agreement or any other Loan Document). If any of the Taxes not excluded pursuant to the previous sentence ("Non-Excluded
                                                              ------------
Taxes") are required to be withheld from any amounts payable to the Lender
-----
hereunder, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate Governmental Authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure. The Borrower shall make any payments required pursuant to the immediately preceding sentence within fifteen (15) days after receipt of written demand therefor from the Lender. The obligations of the Borrower pursuant to this Section 2.7 shall survive the termination of this Agreement and the payment of the Loan and all other amounts payable hereunder.

          2.8  Reimbursement of Expenses of the Lender's Facility.
               --------------------------------------------------

          (a) The Borrower agrees to pay or reimburse the Lender upon demand, up to an aggregate of Thirty Million Dollars ($30,000,000), for all expenses and fees incurred from time to time by the Lender relating to the Lender's financing for the Loan (such financing being the "Lender's Facility"), if any, including,
                                        -----------------
without limitation, (i)(A) origination, commitment, agency and/or facility fees, and other fees however named; (B) reimbursement of expenses required to be made by the Lender pursuant to the terms of the Lender's Facility, including all Attorney Costs incurred in connection therewith; and (C) indemnity payments required to be made by the Lender, including defense costs and expenses for any matter for which indemnity is provided, pursuant to the terms of the Lender's Facility; but excluding (ii)(A) amounts described in Section 2.8(b)(i) below; and (B) periodic interest required to be paid by the Lender pursuant to the terms of the Lender's Facility (the amounts required to be paid or reimbursed pursuant to the foregoing, in the aggregate, the "Reimbursement Fees").
                                                  ------------------

          (b) In addition to the amounts payable or reimbursable to the Lender under Section 2.8(a), the Borrower agrees to pay or reimburse the Lender upon demand, (i) all amounts in the nature of yield protection required to be paid by the Lender pursuant to the terms of the Lender's Facility, including, but not limited to, with respect to compliance with requirements of applicable law, change of circumstances provisions, compliance with requirements, guidelines or requests from (whether or not having the force of law) any central bank or other regulatory authority, capital adequacy or similar requirements, reserve, special deposit, assessment, liquidity, compulsory loan or similar requirements, Taxes, and Eurocurrency Reserve Requirements (whether reflected as an obligation of the Lender to reimburse another party or as an adjustment to the rate or rates of interest payable by the Lender); and (ii) the portion (if any) of the periodic interest required to be paid by the Lender pursuant to the terms of the Lender's Facility that relates to Eurocurrency Reserve Requirements.

          (c)  A certificate as to any amounts payable pursuant to this Section
2.8 submitted to the Borrower by the Lender shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section 2.8 shall survive the termination of this Agreement and the payment of the Loan and all other amounts payable hereunder.

                                   SECTION 3

                        REPRESENTATIONS AND WARRANTIES

          To induce the Lender to enter into this Agreement and to make the Loan, the Borrower hereby represents and warrants to the Lender that, except as set forth in the corresponding sections or subsections of the disclosure schedule delivered concurrently herewith by the Borrower to the Lender:

          3.1  Corporate Existence; Compliance with Constituent Documents.  Each
               ----------------------------------------------------------
of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate, partnership or limited liability company, as applicable, power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing in jurisdictions other than its jurisdiction of organization, individually or in the aggregate, has not caused and would not reasonably be expected to cause a Loss Event and (d) is in compliance with its Constituent Documents.

          3.2  Corporate Power; Authorization; Enforceable Obligations.  The
               -------------------------------------------------------
Borrower and each of its Subsidiaries each has the requisite corporate, partnership or limited liability company power and authority, as applicable, to make, deliver and perform the Loan Documents to which the Borrower or such Subsidiary, as the case may be, is a party, to incur the obligations provided for herein and therein and, in the case of the Borrower, to borrow hereunder. The Borrower and each of its Subsidiaries each has taken all necessary corporate, partnership or limited liability company action, as applicable, to authorize the execution and delivery of, and the performance of its obligations under, each of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowing of the Loan on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowing hereunder by the Borrower or with the execution, delivery and performance by the Borrower or any of its Subsidiaries of this Agreement or any of the Loan Documents, except (a) those which the failure to obtain would not, individually or in the aggregate, be reasonably expected to cause a Material Loss Event and (b) consents, authorizations, filings and notices described in Schedule 3.2, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of each of the Borrower and its Subsidiaries party thereto. This Agreement constitutes, and each other Loan Document upon execution by the parties thereto will constitute, a legal, valid and binding obligation of each of the Borrower and its Subsidiaries party thereto, enforceable against the Borrower or such Subsidiary, as the case may be, in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          3.3  No Violations or Default.
               ------------------------

          (a) The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowing hereunder and the use of the proceeds thereof does not, and will not, violate, result in a breach of, or constitute a default under (or constitute an event which with notice, lapse of time or both would violate, result in a breach of, or constitute a default under), any Requirement of Law, Contractual Obligation or Constituent Document of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien (other than Liens created by the Security Documents) on any of the Properties or revenues of the Borrower or such Subsidiary, as the case may be, pursuant to any Requirement of Law, Contractual Obligation or Constituent Document, except in the case of any Requirement of Law or Contractual Obligation, as the case may be, as would not reasonably be expected to cause, individually or in the aggregate, a Loss Event.

          (b) Other than such defaults as were caused or triggered by the filing of the Chapter 11 Cases and those events listed on Schedule 3.3(b), none of the Borrower or any of its Subsidiaries is in default in any material respect in the performance, observance or fulfillment of any Contractual Obligation or in material violation of any Requirement of Law except such defaults or violations as would not reasonably be expected to cause a Loss Event.

          (c) No Default or Event of Default hereunder, or "default," "event of default" or event which with notice, lapse of time or both would constitute a "default" or "event of default" under any of the Loan Documents, has occurred and is continuing.

          3.4  Financial Condition.
               -------------------

          (a)  Financial Statements.  The audited consolidated balance sheet of
               --------------------
the Borrower as at December 31, 2000, and the related consolidated statements of income and of cash flows for the Fiscal Year ended on such date included in the Borrower's Annual Report on Form 10-K/A for the year ended December 31, 2000, as amended, as filed with the Securities and Exchange Commission (such balance sheet and related statements of income and cash flows being collectively the "Audited Financial Statements"), and the accompanying report from the Borrower's
 ----------------------------
Accountant, the unaudited consolidating balance sheet of the Borrower as at December 31, 2000, and the related unaudited consolidating statement of income for the Fiscal Year ended on such date attached as Schedule 3.4(a)(1) (the "Annual Consolidating Financial Statements,") and the interim unaudited
 -----------------------------------------
consolidated and consolidating balance sheet of the Borrower as at June 30, 2001, and the related unaudited consolidated and consolidating statement of income and consolidated statement of cash flow for the six-month period ended on such date attached as Schedule 3.4(a)(2) (such interim balance sheets and related unaudited statements of income and cash flow being collectively the "Interim Financial Statements"), present fairly, accurately and completely the
 ----------------------------
consolidated financial position of the Borrower as at such date, and the consolidated or consolidating results of its operations and its consolidated cash flows for the respective Fiscal Year or six-month period then ended, as the case may be. All of the Audited Financial Statements, the Annual Consolidating Financial Statements and Interim Financial Statements, including any related schedules or notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved and with prior periods (except as disclosed therein).

          (b)  No Adverse Change.  Except as set forth in Schedule 3.4(b), since
               -----------------
June 7, 2001, there has been no adverse change in the condition (financial or otherwise), business or operations of the Borrower or any of its Subsidiaries and no development or event affecting any of the Borrower or any of its Subsidiaries that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, other than the filing of the Chapter 11 Cases and the consequences that would normally result therefrom.

          (c)  No Undisclosed Liabilities.  There are no material liabilities
               --------------------------
(whether fixed or contingent and including, without limitation, Guaranty Obligations, liabilities for Taxes, and obligations with respect to interest rate swap transactions or derivatives) of the Borrower or any of its Subsidiaries that are of the type required under GAAP to be reflected in financial statements that are not reflected in the Audited Financial Statements, the Interim Financial Statements or in the notes thereto other than liabilities arising in the ordinary course of business consistent with past practice.

          3.5  Projections; Accuracy of Information.
               ------------------------------------

          (a) The projections and pro forma financial information contained in the materials provided to the Lender in connection herewith and the Bankruptcy Documents are based upon estimates and assumptions believed in good faith by management of the Borrower to be reasonable at the time made.

          (b) There is no fact known to the Borrower or any of its Subsidiaries that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents, the Bankruptcy Documents, the SEC Reports or in any other information furnished to the Lender for use in connection with the transactions contemplated hereby and by the other Loan Documents. The information and reports (including the SEC Reports) furnished by any of the Borrower, its Subsidiaries or the other Loan Parties to the Lender or to the Bankruptcy Court in connection with the Loan Documents or the Chapter 11 Cases, as the case may be, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a fact necessary to make the statements contained therein, taken as a whole not misleading.

          3.6  No Material Litigation.  Except for those matters set forth in
               ----------------------
Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator, mediator or Governmental Authority is pending or, to the Knowledge of the Borrower, threatened, by or against any of the Borrower or its Subsidiaries, or against any of their respective Properties or revenues, that, individually or in the aggregate, has caused or would reasonably be expected to cause a Material Loss Event.

          3.7  Ownership of Property.  Except as set forth in Schedule 3.7, and
               ---------------------
except for defects in title or interest that, individually or in the aggregate, have not caused or would not reasonably be expected to cause a Material Loss Event, the Borrower and each of its Subsidiaries each has title in fee simple to, or a valid leasehold interest in, all of the Borrower's or such Subsidiary's real property, as the case may be, and good title to, or a valid leasehold interest in, all of the Borrower's or such Subsidiary's Financing Transactions and other material Property, as the case may be, and none of such Property is subject to any Lien other than Permitted Liens.

          3.8  Subsidiaries.  Schedule 3.8 sets forth a complete and accurate
               ------------
list of (a) all of the Subsidiaries of the Borrower, (b) the jurisdiction of organization of each such Subsidiary and (c) the percentage beneficial ownership by the Borrower of the outstanding Capital Stock of each such Subsidiary. All of the outstanding Capital Stock of each such Subsidiary (x) has been validly issued, is fully paid and, with respect to Capital Stock of Subsidiaries that are corporations, nonassessable, and (y) is beneficially owned by the Borrower, and is owned of record by the Borrower or a Subsidiary of the Borrower, free and clear of all Liens other than Permitted Liens.

          3.9  ERISA.  The Borrower and each of its Subsidiaries each is in
               -----
compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event (other than the reorganization proceedings resulting from the Reorganization Plan) nor a Prohibited Transaction has occurred and is continuing with respect to any Employee Plan. No notice of intent to terminate an Employee Plan has been filed, nor has any Employee Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, an Employee Plan, nor has the PBGC instituted any such proceedings, nor has any Lien in favor of the PBGC arisen from the termination of any Single Employer Plan. Neither the Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each Commonly Controlled Entity has met its minimum funding requirements under ERISA with respect to all of its Employee Plans, and the present value of all vested benefits under each Employee Plan does not exceed the fair market value of all Employee Plan assets allocable to such benefits, as determined on the most recent valuation date of the Employee Plan and in accordance with the provisions of ERISA. Neither the Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA or would reasonably be expected to become subject to any liability under ERISA if it were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Employee Plan Reorganization or Employee Plan Insolvency.

          3.10  Licenses and Permits.  The Borrower and each of its Subsidiaries
                --------------------
each (a) possesses all licenses, permits, franchises and certificates necessary for the conduct of the Borrower's or such Subsidiary's business, as the case may be, substantially as now conducted and as presently proposed to be conducted and
(b) is not in violation of any valid rights of any Person with respect to any of the foregoing or the use thereof, except where the failure to possess such license, permit, franchise or certificate or the violation of such rights, individually or in the aggregate, has not caused and would not reasonably be expected to cause a Material Loss Event.

          3.11  Intellectual Property.  The Borrower and each of its
                ---------------------
Subsidiaries each (a) owns, or is licensed to use, all Intellectual Property necessary for the conduct of the Borrower's or such Subsidiary's business, as the case may be, substantially as now conducted and (b) is not in violation of any valid rights of any Person with respect to any of the foregoing or the use thereof, except for violations of such rights that, individually or in the aggregate, have not caused and would not reasonably be expected to cause a Material Loss Event. No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property that, individually or in the aggregate, has caused and would reasonably be expected to cause a Material Loss Event, nor does the Borrower or any of its Subsidiaries know of any valid basis for any such claim.

          3.12  Taxes.  The Borrower and each of its Subsidiaries each has filed
                -----
or caused to be filed all federal, state, local, municipal, foreign and other Tax returns which are required to be filed and has paid all Taxes shown to be due and payable on such returns or on any assessments made against the Borrower or such Subsidiary, as the case may be, or any of the Borrower's or such Subsidiary's Property, as the case may be, and all other Taxes, fees or other charges (including any interest or penalty thereon) imposed on the Borrower or such Subsidiary, as the case may be, or any of the Borrower's or such Subsidiary's Property, as the case may be, by any Governmental Authority (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves to the extent required by GAAP have been provided on the books of the Borrower or the applicable Subsidiary, as the case may be). No Lien not permitted by Section 6.3(a) has been filed, and no claim is being asserted, with respect to any such Tax, fee or other charge. Except as set forth on Schedule 3.12, there is no ongoing audit or, to the best of the Borrower's or any of its Subsidiaries' knowledge, other governmental investigation into the Tax liability of the Borrower or any of its Subsidiaries.

          3.13  Assets and Liabilities.
                ----------------------

          (a)  Indebtedness.  Set forth on Schedule 3.13(a) is a true, complete
               ------------
and accurate list of all Indebtedness for borrowed money in excess of $10,000,000 of the Borrower and its Subsidiaries on a consolidated basis as of the effective date of the Reorganization Plan, in each case showing the principal amount outstanding thereunder, the name of the lender in respect thereof and the name of any Person which has directly or indirectly guaranteed such Indebtedness.

          (b)  Unfunded Commitments.  Set forth on Schedule 3.13(b) is a true,
               --------------------
complete and accurate list and description as of August 10, 2001, of all Unfunded Commitments of the Borrower and each of its Subsidiaries, showing, with respect to each such Unfunded Commitment, the customer with respect to such Unfunded Commitment, the type of commitment such Unfunded Commitment represents, the term or duration of such Unfunded Commitment, the total amount of the commitment of which such Unfunded Commitment forms a part (including amounts already funded), and the amount of any remaining obligation of the Borrower or any of its Subsidiaries to fund such Unfunded Commitment. From August 10, 2001 to the date hereof, no new Unfunded Commitment has been made by the Borrower or any of its Subsidiaries, other than (i) an increase in the amount of an Unfunded Commitment to a particular customer of the Borrower or its Subsidiaries as a result of borrowings and/or repayments by such customer under a revolving facility, provided that such customer and the total amount of the commitment are
          --------
reflected on Schedule 3.13(b) or (ii) as disclosed in writing to the Lender.

          (c)  Bank Accounts.  Set forth on Schedule 3.13(c) is, as of the date
               -------------
hereof, a true, complete and accurate list of all of the bank and other depository accounts of the Borrower and each of its Subsidiaries, in each case showing the name on the account, the account number, the institution at which such account is held, the address of such institution, the identity of the primary contact at such institution for such account and the extent to which the funds in such account contain any funds held in trust for or on behalf of any customer or third Person.

          (d)  Brokerage Accounts.  Set forth on Schedule 3.13(d) is, as of the
               ------------------
date hereof, a true, complete and accurate list of all of the securities, commodity, and other brokerage accounts of the Borrower and each of its Subsidiaries, in each case showing the name on the account, the account number, the institution at which such account is held, the address of such institution, the identity of the primary contact at such institution for such account and the extent to which the financial assets in such account are held in trust for or on behalf of any customer or third Person.

          3.14  Ranking.  The Borrower's obligations under this Agreement rank
                -------
senior to, or pari passu with, all of its other obligations, except as required by law.

          3.15  Investment Company Act; Public Utility Holding Company Act;
                -----------------------------------------------------------
Foreign Assets Control Regulation; Other Regulations.
----------------------------------------------------

          (a) None of the Borrower or its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (b) None of the Borrower or its Subsidiaries is a "public utility company", or a "holding company", or a "subsidiary company" of a "holding company, or an "affiliate" of a "holding company" or of a "subsidiary company of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or a "public utility" with the meaning of the Federal Power Act, as amended.

          (c) Neither the execution of any of the Loan Documents nor the use of the proceeds of the Loan violates the Trading With the Enemy Act of 1917, as amended, or any of the foreign assets control regulations promulgated thereunder or under the International Emergency Economic Powers Act or the U.N. Participation Act of 1945.

          (d) Except as set forth in Schedule 3.15(d), none of the Borrower, its Subsidiaries or the other Loan Parties is subject to regulation under any Requirement of Law which limits its ability to incur indebtedness.

          3.16  Margin Stock.  None of the Borrower, its Subsidiaries or the
                ------------
other Loan Parties is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of the Loan will be used, whether directly or indirectly, for "purchasing" or "carrying" (as each such term is defined in Regulation U of the FRB) any Margin Stock or for any purpose which violates the provisions of any regulation of the FRB. Except as set forth on Schedule 3.16, none of the Borrower, its Subsidiaries or the other Loan Parties owns any Margin Stock.

          3.17  Labor Matters.
                -------------

          (a) There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or threatened that, individually or in the aggregate, have caused or would reasonably be expected to cause a Loss Event.

          (b) Hours worked by and payments made to employees of each of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirements of Law dealing with such matters that, individually or in the aggregate, have caused or would reasonably be expected to cause a Loss Event.

          (c) All payments due from the Borrower or any of its Subsidiaries with respect to employee health and welfare insurance that, individually or in the aggregate, would reasonably be expected to cause a Loss Event if not paid, have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

          (d) None of the Borrower or any of its Subsidiaries is (i) the subject of a proceeding asserting that the Borrower or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment that, individually or in the aggregate, has caused or would reasonably be expected to cause a Loss Event or (ii) a party to, or is bound by, any collective bargaining agreement, contract or other agreement, Contractual Obligation or understanding with a labor union or labor organization.

          3.18  Subsidiary Restrictions.  None of the Borrower or any of its
                -----------------------
Subsidiaries is subject to any Subsidiary Restriction except Subsidiary Restrictions contained in the Loan Documents.

          3.19  Environmental Matters.  Except for those environmental matters
                ---------------------
that, individually or in the aggregate, have not caused or would not reasonably be expected to cause a Material Loss Event:

          (a) The facilities and Properties owned, leased or operated by the Borrower or any of its Subsidiaries (including, without limitation, all improvements, appurtenances and fixtures of any nature thereto) (collectively the "Subject Properties") and, to the current, actual Knowledge of the Borrower,
     ------------------
the facilities and Properties owned, leased or operated by customers of the Borrower or any of its Subsidiaries that serve as collateral for, or are the subject of any Financing Transaction (including, without limitation, all improvements, appurtenances and fixtures of any nature thereto) (collectively the "Customer Properties"), do not contain, and have not previously contained,
     -------------------
any Materials of Environmental Concern in amounts or concentrations or under circumstances which constitute or constituted a violation of, or could give rise to liability under, any Environmental Law.

          (b) The Subject Properties and all operations at the Subject Properties are in material compliance, and have in the last five years been in material compliance, with all applicable Environmental Laws, and the Borrower does not have Knowledge of contamination at, under or about the Subject Properties or violation of any Environmental Law with respect to any of the Subject Properties or the businesses operated by the Borrower or any of its Subsidiaries (collectively the "Business") which could interfere with the
                                --------
continued operation of the Subject Properties or impair the fair saleable value thereof. None of the Borrower or any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

          (c) None of the Borrower or any of its Subsidiaries has received or has Knowledge of any notice of violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Subject Properties or the Business, or has current, actual Knowledge of any of the foregoing with respect to the Customer Properties. None of the Borrower or any of its Subsidiaries has Knowledge that any such notice will be received or is being threatened.

          (d) Materials of Environmental Concern have not been transported or disposed of from the Subject Properties or, to the current, actual Knowledge of the Borrower or any of its Subsidiaries, the Customer Properties, in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, and no Materials of Environmental Concern have been generated, treated, stored or disposed of at, on or under any of the Subject Properties or, to the current, actual Knowledge of the Borrower, the Customer Properties, in violation of any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the current, actual Knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party with respect to the Subject Properties, the Business, or, to the current, actual Knowledge of the Borrower, the Customer Properties, and there are no consent decrees or other decrees, consent orders, administrative orders or other orders, or other administration or judicial requirements outstanding under any Environmental Law with respect to the Subject Properties, the Business or, to the current, actual Knowledge of the Borrower, the Customer Properties.

          (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Subject Properties, or, to the current, actual Knowledge of the Borrower, the Customer Properties or arising from or related to the operations of the Borrower or any of its Subsidiaries in connection with any of the Subject Properties or otherwise in connection with the Business, or, to the current, actual Knowledge of the Borrower, the Customer Properties in violation of or in amounts or in a manner that would give rise to liability under Environmental Laws.

          (g) The Borrower and its Subsidiaries have received representations, covenants and indemnities from their respective customers with respect to environmental matters or compliance with Environmental Laws with respect to the Customer Properties in accordance with prudent practices and as is customarily obtained by companies engaged in the same or similar business as the Borrower or such Subsidiary, as the case may be. Prior to foreclosure, deed in lieu of foreclosure or other exercise of its rights with respect Customer Properties upon a default, event of default or termination of the related Financing Transaction, the Borrower and its Subsidiaries have made reasonable investigation or inquiry into environmental matters or compliance with Environmental Laws with respect to such Customer Properties in accordance with the custom of companies engaged in the same or similar business as the Borrower or such Subsidiary, as the case may be.

          3.20  Reorganization Plan.
                -------------------

          (a) The Reorganization Plan complies in all material respects with all applicable Requirements of Law, and all necessary creditor, judicial and other consents and approvals required for the consummation of the Reorganization Plan have been duly obtained and are in full force and effect. The consummation of the Reorganization Plan will not violate, or result in a breach of, or constitute a default under, any Requirement of Law or Contractual Obligation affecting the Borrower or any of its Subsidiaries. None of the Borrower or any of its Subsidiaries has agreed, nor will any of them agree, to any material amendment, waiver or other modification to any Bankruptcy Document unless such amendment, waiver or modification has been expressly approved by the Lender in writing.

          (b) A Final Order for each Chapter 11 Case is in full force and effect. Upon the maturity (whether by acceleration or otherwise) of any of the obligations of the Borrower or its Subsidiaries under any of the Loan Documents, the Lender shall be entitled to immediate payment of such obligations and to enforce the remedies provided under such Loan Document without further application to or order by the Bankruptcy Court.

          3.21  Insurance.  Except as set forth on Schedule 3.21, all insurance
                ---------
policies of any kind or nature owned by or issued to the Borrower or any of its Subsidiaries, including, without limitation, policies for life, fire, theft, product liability, public liability, property damage, other casualty, workers' compensation, employee health and welfare, title, property and liability, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is reasonably appropriate or is customarily carried by companies of the size and character of the Borrower or the relevant Subsidiary, as the case may be. Except as set forth on Schedule 3.21, the Borrower and its Subsidiaries have received such representations, warranties and covenants from their customers, and such certificates and endorsements from the insurers of their customers, with respect to Customer Property, in accordance with prudent practices and as are customarily obtained by companies engaged in the same or similar businesses as the Borrower or such Subsidiary, as the case may be.

          3.22  Securities Laws.  None of the Borrower or any of its
                ---------------
Subsidiaries has directly or indirectly offered any interest in the Loan or in any of the obligations of any of the Loan Parties under any of the Loan Documents for sale to, or solicited any offer to acquire any such interest from, or has sold any such interest to, any Person that would subject the making of the Loan or the incurrence by any Loan Party of any of its obligations under any of the Loan Documents to registration under the Securities Act of 1933, as amended.

          3.23  Reserves.  The reserves for credit losses and other contingent
                --------
liabilities arising from the Financing Transactions as reflected on the Audited Financial Statements and the Interim Financial Statements are, in the reasonable judgment of the Borrower's management, adequate as of their respective dates in accordance with GAAP. Such reserves have been determined in a manner and according to standards consistent with one another.

          3.24  Places of Business and Location of Collateral.  With respect to
                ---------------------------------------------
the Borrower and each Loan Party, set forth on Schedule 3.24 is a true, complete and accurate list of (a) the jurisdiction of organization and form of such entity, (b) the location of its chief executive office, (c) each of its other places of business, (d) the location of all books and records pertaining to the Collateral, and (e) each location, other than the foregoing, where any of the Collateral is located.

          3.25  Subsidiary Guarantors.
                ---------------------

         (a) The total assets of each of the Subsidiaries set forth on Schedule 3.25(a) is less than Ten Million Dollars ($10,000,000) individually and Sixty-Four Million Dollars ($64,000,000) in the aggregate.

         (b) Each of the Subsidiaries set forth on Schedule 3.25(b) is prohibited under the terms of its Constituent Documents or a Contractual Obligation, in each case existing on or prior to February 26, 2001, from executing and delivering the Pledge and Security Agreement and the Subsidiary Guaranty.

                                   SECTION 4

                             CONDITIONS PRECEDENT

          This Agreement shall become effective on, and the Lender shall have no obligation to make the Loan to the Borrower until, the date on which the following conditions shall have been satisfied or waived by the Lender in the Lender's sole discretion (the "Closing Date"):
                               ------------

          4.1  Loan Documents.  The Lender shall have received, on or prior to
               --------------
the Closing Date, each of the following Loan Documents, and each such Loan Document shall be in full force and effect:

          (a) one or more Notes, each conforming to the form of the Notes attached hereto as Exhibit A, duly executed and delivered by the Borrower,
                   ---------
evidencing in the aggregate the aggregate principal amount of the Loan;

          (b)  the Parent Guaranty, duly executed and delivered by the Parent;

          (c) with respect to each Subsidiary Guarantor (other than a Canadian Subsidiary), the Subsidiary Guaranty, duly executed and delivered by such Subsidiary Guarantor, and with respect to each Canadian Subsidiary, the Canadian Guaranty, duly executed and delivered by such Canadian Subsidiary;

          (d) the Parent Pledge Agreement, duly executed and delivered by the Parent;

          (e) (i) the Pledge and Security Agreement, duly executed and delivered by the Borrower and each of the Subsidiary Guarantors (other than the Canadian Subsidiaries and the UK Subsidiaries), (ii) the Canadian Security Agreement, duly executed and delivered by each Canadian Subsidiary, and (iii) the UK Debenture, duly executed and delivered by each UK Subsidiary;

          (f) Mortgages relating to the real property required by the Lender, duly executed and delivered by the Borrower or a Subsidiary, as the case may be, and filed in the appropriate filing office of the jurisdiction necessary for the perfection of the Collateral Trustee's Lien on such Property;

          (g)  Aircraft Mortgages, duly executed and delivered by the Borrower;

          (h) Deposit Account Control Agreements with respect to the bank and other depository accounts of the Borrower and its Subsidiaries, duly executed by the Borrower or such Subsidiary and the financial institution holding such account;

          (i) Control Account Agreements with respect to the securities and commodity accounts of the Borrower and its Subsidiaries, duly executed by the Borrower or such Subsidiary and the securities intermediary or commodity intermediary and

          (j) such other Security Documents, in form and substance satisfactory to the Lender and its counsel, as may be reasonably requested by the Lender.

          4.2  Senior Notes.  The terms and conditions of the Senior Notes, the
               ------------
Intercompany Note and the other Senior Note Documents shall be satisfactory to the Lender, including, the extent of security, absence of guarantees, amortization, maturity, prepayments, limitations on remedies and acceleration, covenants, events of default, interest rate and other intercreditor arrangements to the extent any of the foregoing is different from the terms of such documents included in the Disclosure Schedule and its exhibits. All conditions precedent to the issuance of the Senior Notes shall have been satisfied or, with the prior approval of the Lender, waived, and the Senior Notes shall be issued concurrently with the Loan.

          4.3  Final Order.  There shall be a Final Order in full force and
               -----------
effect for each Chapter 11 Case.

          4.4  Fees and Expenses.  The Lender shall have received full payment
               -----------------
of (i) the Funding Fee, (ii) the Reimbursement Fees then due and payable; and
(iii) all other costs, fees, and expenses then due and payable from the Borrower or the Parent to the Lender or its members pursuant to this Agreement, any other agreement or the Reorganization Plan.

          4.5  No Default.  The Lender shall be satisfied in its reasonable
               ----------
judgment that there shall not occur as a result of the funding of the Loan, a default (or any event which with the giving of notice or lapse of time or both would be a default) under any Debt Instruments or other material Contractual Obligations of the Parent, the Borrower or any of their respective Subsidiaries that exist following the effective date of the Reorganization Plan, other than de minimis defaults that do not result in the right of a party other than the Borrower or its Subsidiaries, with notice or passage of time, or both, to accelerate the maturity of Indebtedness in amount greater than $5,000,000 individually or $25,000,000 in the aggregate. There shall not exist or have occurred, other than de minimis defaults that do not result in the right of a party other than the Borrower or its Subsidiaries, with notice or passage of time, or both, to accelerate the maturity of Indebtedness in amount greater than $5,000,000 individually or $25,000,000 in the aggregate, any defaults, prepayment events or Liens (other than Liens created by the Loan Documents or Permitted Liens) under Debt Instruments that will exist following the effective date of the Reorganization Plan or otherwise as a result of the Loan, the Reorganization Plan or the transactions contemplated thereby. There shall exist no Event of Default (or any event which with the giving of notice or lapse of time or both would be an Event of Default) under any of the Loan Documents.

          4.6  Legal Opinions.  The Lender shall have received the executed
               --------------
legal opinions of (i) Gibson, Dunn & Crutcher LLP and William J. Hallinan, Esq., counsel to the Loan Parties, substantially in the form of Exhibits B-1 and B-2
                                                          ------------     ---
attached hereto, (ii) with respect to the Mortgages, the Borrower's local counsel in each state in which any real property owned by the Borrower and having a value in excess of Five Million Dollars ($5,000,000) (as determined by the Lender in the Lender's sole discretion) is located, in form and substance acceptable to the Lender, (iii) with respect to the Aircraft Mortgages, the Borrower's Federal Aviation Administration counsel, in form and substance acceptable to the Lender, (iv) with respect to matters of Canadian law, the Borrower's Canadian Counsel, in form and substance acceptable to the Lender, (v) with respect to matters of English law, the Borrower's English counsel, in form and substance acceptable to the Lender and (vi) such other legal opinions as the Lender may reasonably require.

          4.7  No Material Adverse Effect.  There shall not have occurred any
               --------------------------
change, occurrence or development since June 7, 2001 (other than the commencement and continuation of the Chapter 11 Cases and the consequences that would normally result therefrom) that would reasonably be expected to have a Material Adverse Effect.

          4.8  No Adverse Litigation; No Violation of Law.  Except for those
               ------------------------------------------
matters set forth in Schedule 3.6, there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that (i) if adversely determined would reasonably be expected to have a Material Adverse Effect or (ii) restrains, prevents or imposes or could reasonably be expected to impose materially adverse conditions upon the Loan, the Reorganization Plan or the transactions contemplated thereby. The making of the Loan shall not violate any Requirement of Law and shall not be enjoined, temporarily, preliminary or permanently.

          4.9  Governmental and Third-Party Consents.  All necessary
               -------------------------------------
governmental and material third-party consents and approvals necessary in connection with the Loan, the Reorganization Plan and the transactions contemplated thereby shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lender) and shall remain in effect, and all applicable governmental filings have been made and all applicable waiting periods shall have expired without in either case any action being taken by any competent authority; and no Requirement of Law shall be applicable in the judgment of the Lender that restrains, prevents or imposes materially adverse conditions upon the Loan or the transactions contemplated thereby, except as would not, individually or in the aggregate, reasonably be expected to cause a Material Loss Event.

          4.10  Collateral.  The Collateral Trustee shall have a valid and
                ----------
perfected first priority Lien on and security interest in the Borrower's right, title and interest in all of the Collateral; all filings, recordings and searches necessary or desirable in connection with such Liens and security interests shall have been duly made; and all filing and recording fees and Taxes shall have been duly paid.

          4.11  Insurance.  The Lender shall have received endorsements naming
                ---------
the Collateral Trustee as an additional insured under all insurance policies to be maintained with respect to the Subject Properties forming part of the Collateral.

          4.12  Management Agreement.  The Management Agreement shall be in full
                --------------------
force and effect, and there shall be no cause for termination thereunder.

          4.13  Registration Rights Agreement.  The Lender shall have received
                -----------------------------
the Registration Rights Agreement, duly executed and delivered by the Parent.

          4.14  Closing Certificate.  The Lender shall have received an executed
                -------------------
certificate of each of the Parent, the Borrower and each of the Borrower's Subsidiaries, dated the Closing Date, substantially in the form of Exhibit C
                                                                   ---------
attached hereto, with appropriate insertions and attachments.

          4.15  Representations and Warranties.  Each of the representations and
                ------------------------------
warranties made by the Borrower as set forth in Section 3 is, (a) with respect to representations and warranties containing a materiality standard, true and correct, and (b) with respect to representations and warranties not containing a materially standard, true and correct in all material respects, in each case immediately prior to, and after giving effect to, the making of the Loan to the Borrower.

          4.16  Additional Matters.  All corporate and other proceedings, and
                ------------------
all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the Loan Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request consistent with this Agreement.

          4.17  Post-Closing Letter.  The Lender shall have received the Post-
                -------------------
Closing Letter, duly executed and delivered by the Parent and the Borrower.

                                   SECTION 5

                             AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, for so long as the Loan (or any portion thereof) or other amount is owing to the Lender hereunder, the Borrower shall, and shall cause each of its Subsidiaries to:

          5.1  Financial Statements.
               --------------------

          (a)  Furnish, or cause to be furnished, to the Lender:

               (i) as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year, the audited consolidated and unaudited consolidating balance sheet of the Parent and its Subsidiaries, as at the end of such Fiscal Year, and the related audited consolidated and unaudited consolidating statements of income and audited consolidated statement of cash flow for such Fiscal Year, each setting forth in comparative form the figures for the previous Fiscal Year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified by the Parent's Accountant and accompanied by a report of the Parent's Accountant expressing the opinion of the Parent's Accountant that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Parent and its Subsidiaries at the end of such Fiscal Year and the consolidated results of their operations and their cash flows for such Fiscal Year, in conformity with GAAP, without qualification or exception (other than with respect to a "going concern" qualification);

               (ii) if prepared or if required to be prepared under any Requirement of Law, as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year, the audited consolidated and unaudited consolidating balance sheet of the Borrower and its Subsidiaries, as at the end of such Fiscal Year, and the related audited consolidated and unaudited consolidating statements of income and audited consolidated statement of cash flow for such Fiscal Year, each setting forth in comparative form the figures for the previous Fiscal Year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified by the Borrower's Accountant and accompanied by a report of the Borrower's Accountant expressing the opinion of the Borrower's Accountant that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries at the end of such Fiscal Year and the consolidated results of their operations and their cash flows for such Fiscal Year, in conformity with GAAP, without qualification or exception (other than with respect to a "going concern" qualification);

               (iii) as soon as available, but in any event within forty-five
          (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the unaudited consolidated and consolidating balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Quarter, and the related unaudited consolidated and consolidating statements of income and unaudited consolidated statement of cash flow for such Fiscal Quarter and the portion of such Fiscal Year then elapsed, each setting forth in comparative form the figures for the previous Fiscal Year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified by the chief financial officer of the Parent as being fairly stated in all material respects;

               (iv) if prepared or if required to be prepared under any Requirement of Law, as soon as available, but in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related unaudited consolidated and consolidating statements of income and unaudited consolidated statement of cash flow for such Fiscal Quarter and the portion of such Fiscal Year then elapsed, each setting forth in comparative form the figures for the previous Fiscal Year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified by the chief financial officer of the Borrower as being fairly stated in all material respects; and

               (v) [intentionally omitted]

               (vi) if "fresh start" accounting provisions apply to the Parent or its Subsidiaries, as soon as available, but in any event not later than thirty (30) days after the end of each month, the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the Fiscal Year through the end of such month, each setting forth in comparative form the figures for the previous Fiscal Year and all such consolidated statements to be in reasonable detail, prepared with regard to "fresh start" accounting provisions, and certified by the chief financial officer of the Parent as being fairly stated in all material respects.

          (b) All such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied consistently throughout the periods (except as required under "fresh start" accounting provisions) reflected therein and with prior periods (subject to normal year-end adjustments).

          5.2  Certificates; Other Information.  Furnish, or cause to be
               -------------------------------
furnished, to the Lender:

          (a) concurrently with the delivery of the annual financial statements referred to in Section 5.1(a)(i), a certificate of the Borrower's Accountant stating that in making the examination necessary therefor such firm did not discover the existence of any Default, except as specified in such certificate;

          (b) concurrently with the delivery of any financial statements pursuant to Section 5.1(a)(i) or (a)(ii), (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge that any Default or Event of Default has occurred and is continuing, except, in each case, as specified in such certificate, (ii) a Compliance Certificate, executed by a Responsible Officer, including back-up information in such detail as the Lender may reasonably request such that the Borrower can demonstrate, to the Lender's satisfaction, compliance by the Borrower and each other Loan Party with
Section 6.1 as of the last day of the applicable Fiscal Quarter or Fiscal Year, as the case may be, and (iii) an uncondensed consolidated statement of cash flow of the Parent and its consolidated Subsidiaries for such Fiscal Quarter (including the last Fiscal Quarter in any Fiscal Year) prepared in accordance with GAAP on the same basis, and in the same detail, as the consolidated statement of cash flow of the Borrower set forth in the Audited Financial Statements and prepared in compliance with the requirements of this clause (iii) certified as true and correct by a Responsible Officer;

          (c) within five (5) Business Days after the same are sent, copies of all statements and reports that the Borrower or the Parent sends to the holders of any class of its debt securities or equity securities, and within five (5) Business Days after the same are filed, copies of all reports on Forms 10-K, 10-Q or 8-K that the Borrower or the Parent may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (d) as soon as available, but in any event within twenty (20) days prior to the end of each Fiscal Year, the annual financial projections of the Parent and its Subsidiaries for at least the remaining term of the Loan, with such detail and in such form as is reasonably satisfactory to the Lender, including, at a minimum, projected detailed consolidated balance sheets and income and cash flow statements of the Parent and its Subsidiaries for the two next succeeding Fiscal Years, and a breakdown of such projections by Fiscal Quarter for the next succeeding Fiscal Year;

          (e) within fifteen (15) days prior to the end of each Fiscal Quarter, updates to the financial projections for the next succeeding quarter;

          (f) as soon as available, but in any event within forty-five (45) days after the end of each Fiscal Quarter, a report, in such form and detail as is reasonably satisfactory to the Lender, of the Parent's and its Subsidiaries' investment in Financing Transactions (including discontinued operations), by line of business, accrual status and impaired/unimpaired status, as of the end of such Fiscal Quarter, the reserve for credit losses as of the end of such Fiscal Quarter and an analysis of write-offs and recoveries for such Fiscal Quarter, including such back-up detail as the Lender may reasonably request with respect to the specific Financing Transactions underlying any such aggregated information;

          (g) at least three (3) Business Days prior to the first Interest Payment Date following the end of each Fiscal Quarter, a certification by a Responsible Officer as to the calculation of Excess Cash Flow for such Fiscal Quarter (including a calculation of the maximum Cash Reserve Amount notwithstanding that the Borrower is permitted hereunder to reserve less than such amount, a calculation of the Unfunded Commitment Reserve Amount (and that such Unfunded Commitment Reserve Amount does not exceed the Borrower's good faith estimate of cash estimated to be expended to fund Unfunded Commitments during the next two Fiscal Quarters) and the other reserves as were approved by Lender) (the "Statement of Excess Cash Flow") and such other information as the
              -----------------------------
Lender may reasonably request such that the Borrower can demonstrate, to the Lender's satisfaction, the status of the Loan Parties' cash and Cash Equivalents, the generation and use thereof and its compliance with the provisions of Section 2.3(a), each as they relate to such Fiscal Quarter;

          (h) as soon as available, but in any event not later than thirty (30) days after the end of each month, a certification of Asset Value as of the end of such month, in the form attached hereto as Exhibit K and certified as true
                                              ---------
and correct by the chief financial officer of the Parent; and

          (i) promptly, such additional financial and other information as the Lender may from time to time reasonably request.

          5.3  Compliance with Contracts; Payment of Obligations.
               -------------------------------------------------

          (a) Comply in all material respects with (i) all Contractual Obligations in respect of which the failure to comply could, individually or in the aggregate, reasonably be expected to cause a Material Loss Event, (ii) the Reorganization Plan, (iii) all Senior Note Documents, (iv) all Debt Instruments in respect of which the failure to comply could reasonably be expected to cause a Loss Event and (v) all Loan Documents.

          (b) Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material obligations of whatever nature, including income, real property or other Taxes, except where
(i) the amount or validity of such Taxes is currently being contested in good faith by appropriate proceedings and reserves to the extent required by GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be or (ii) the failure to make such payment would not reasonably be expected to cause a Loss Event.

          5.4  Conduct of Business and Maintenance of Existence, etc.
               ------------------------------------------------------

          (a) (i) Continue to engage in businesses of the same general type as now conducted by the Borrower and its Subsidiaries, (ii) preserve, renew and keep its existence in full force and effect and (iii) take all reasonable action to maintain all rights, privileges and franchises, including all licenses, permits and registration issued by or filed with any Governmental Authority, and all Intellectual Property, necessary or desirable in the normal conduct of its business, except, in each case, as otherwise expressly permitted by Section 6.4; and

          (b) Manage and maintain its Financing Transactions in accordance with past practice and take reasonably prudent actions to maintain its rights or collateral under Financing Transactions as against customers or other Persons.

          5.5  Maintenance of Property; Insurance.
               ----------------------------------

          (a) Maintain its physical Property in good working order and condition, ordinary wear and tear excepted except where, in the good faith business judgment of the Borrower, such preservation or maintenance is either not necessary or not appropriate for the prudent management of the business of the Borrower.

          (b) Maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against by companies engaged in similar businesses and owning similar properties in the same general area in which the Borrower or such Subsidiary operates and require each lessee of equipment to maintain insurance for the benefit of the Borrower or the Subsidiary that is the lessor of such equipment, with responsible and reputable insurance companies or associations in an amount not less than the full replacement cost, or in the case of licensed motor vehicles, the actual cash value, of such equipment to the lessor; provided, however, that
                                                        --------
in the case of such leases, the Borrower or any such lessee may itself insure or retain risks if and to the extent such risks can be, under common industry practice, self-insured.

          (c) Maintain such liability insurance, including workers' compensation and errors and omissions insurance, in such amounts and of such types as are customary for businesses similar to that of such Loan Party and as are otherwise reasonably acceptable to the

Lender with financially sound and reputable insurance companies or such self insurance as is consistent with the Borrower's past practice.

          (d) Require representations, warranties and covenants from their customers, and certificates and endorsements from the insurers of their customers, with respect to the Customer Property, in accordance with prudent practices and as is customary for companies engaged in the same or similar businesses as the Borrower or such Subsidiary.

          5.6  Inspection of Property; Books and Records; Discussions.
               ------------------------------------------------------

          (a) Keep books of records and accounts in which full and accurate entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and

          (b) Permit representatives of the Lender at the Borrower's cost to visit and inspect any of its Properties and examine and make abstracts from any of the Borrower's books and records at any reasonable time and as often as may reasonably be desired, conduct field audits of the assets and operations of the Borrower and its Subsidiaries, and discuss the business, operations, Properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with the Borrower's Accountant.

          5.7  Notices.  Promptly after the Borrower knows or should have known
               -------
of the occurrence of any of the events described below, give notice to the Lender of:

          (a)  the occurrence of any Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any other Loan Party, in each case, involving or relating to an amount in excess of $25,000,000, or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any other Loan Party and any Governmental Authority other than litigation, investigations or proceedings relating to Taxes where the amount at issue is less than $25,000,000;

          (c) any litigation or proceeding (including any litigation or proceeding under any Environmental Law) affecting the Borrower or any Loan Party in which the disputed amount involved against the Borrower or any Loan Party is $25,000,000 or more (and which amount is not reasonably expected to be covered by insurance or other third-party indemnity), or in which injunctive or similar relief is sought the effect of which, if granted, would reasonably be expected to cause a Loss Event;

          (d) the following events, as soon as possible and in any event within thirty (30) days after any executive officer or director of the Borrower or the Parent knows or should have known of the existence of any of the following: (i) the occurrence of any Reportable Event with respect to any Employee Plan, a failure to make any required contribution to an Employee Plan within the time prescribed by applicable law, the creation of any Lien on the assets of the Borrower or any Commonly Controlled Entity in favor of the PBGC, or any withdrawal from, or the termination, Employee Plan Reorganization or Employee Plan Insolvency of, any

Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Employee Plan Reorganization or Employee Plan Insolvency of, any Employee Plan; and

          (e) any development or event which has had or would reasonably be expected to have a Material Adverse Effect;

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and, with respect to (a)-(e) above, stating what action the Borrower or the relevant Loan Party proposes to take with respect thereto.

          5.8  Compliance with Laws.
               --------------------

         (a) Comply with all Requirements of Law and Constituent Documents, except where the failure to comply with such Requirements of Law or Constituent Documents would not, individually or in the aggregate, reasonably be expected to cause a Material Loss Event.

         (b) Comply with, ensure compliance by all lessees of Property from the Borrower or one of its Subsidiaries with, and take commercially reasonable steps to ensure compliance in all respects by customers with respect to Customer Properties with, all applicable Environmental Laws, and obtain and comply with and maintain, ensure that all such lessees obtain and comply with and maintain, and take commercially reasonable steps to ensure that customers with respect to Customer Properties obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to cause a Material Loss Event.

         (c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Law; except where the failure to do so would not, individually or in the aggregate, reasonably be expected to cause a Material Loss Event.

          5.9  Additional Collateral, etc.
               ---------------------------
         (a) With respect to any Property of the Borrower or any other Loan Party (other than (x) any Property described in clause (b) below and (y) any Property subject to a Lien expressly permitted by Section 6.3(g), (h) or (k)) as to which the Collateral Trustee does not have a first priority perfected Lien following the Closing Date, upon the request of the Lender and, with respect to any Property acquired by Borrower or any other Loan Party after the Closing Date with a value in excess of One Million Dollars ($1,000,000), promptly after such acquisition (i) execute and deliver to the Collateral Trustee such Security Documents or amendments to any Security Document or such other documents as are necessary to grant to the Collateral Trustee a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Collateral Trustee a perfected first priority security interest in such Property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Documents or by law or as may be requested by the Lender and the filing of Aircraft Mortgages.

          (b) With respect to any fee or leasehold interest in any real estate of the Borrower or any of its Subsidiaries (other than any such real estate subject to a Lien expressly permitted by Section 6.3(k)), as to which the Collateral Trustee does not have a first priority perfected Lien following the Closing Date, upon the request of the Lender and, with respect to any such interest having a value (together with improvements thereof) of at least One Million Dollars ($1,000,000) acquired by the Borrower or any of its Subsidiaries after the Closing Date, promptly after such acquisition (i) execute and deliver a first priority (except to the extent that such Liens affect such real estate) Mortgage, as the case may be, in favor of the Collateral Trustee, covering such real estate, (ii) if requested by the Lender, provide the Collateral Trustee with title and extended coverage insurance, together with surveys covering such real estate, any consents or estoppels reasonably deemed necessary or advisable by the Lender, any legal opinions relating to the matters described above, all of which insurance, surveys, consents, estoppels and legal opinions shall be in form and substance reasonably satisfactory to the Lender.

          5.10  Taxes.  Except to the extent that the validity or amount thereof
                -----
is being contested in good faith and by appropriate proceedings, pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof. The Borrower shall furnish to the Lender at such times as the Lender may require, proof satisfactory to the Lender of the making of payments or deposits in accordance with all Requirements of Law, including, without limitation, payments or deposits with respect to amounts withheld by the Borrower or any of its Subsidiaries from wages and salaries of employees and amounts contributed by the Borrower or any of its Subsidiaries on account of federal and other income or wage Taxes and amounts due under the Federal Insurance Contributions Act, as amended.

          5.11  Accounting Changes.  If any Accounting Change shall occur and
                ------------------
such change results in a change in the method of calculation of any covenant, standard or term in this Agreement, (a) promptly notify the Lender of such Accounting Change and (b) enter into an amendment of such provisions of this Agreement with the Lender so as to equitably reflect such Accounting Change with the result that such covenant, standard or term and the criteria for evaluating the Borrower's financial condition and results of operations shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower and the Lender, all financial covenants, standards and terms in this Agreement shall continue to be calculated or constructed as if such Accounting Change had not occurred.

          5.12  Blocked Accounts.  Maintain, with banks satisfactory to the
                ----------------
Lender, primary cash concentration accounts and blocked accounts into which all cash flows of the Borrower and proceeds of Collateral are paid.

          5.13  Further Assurances.  Take, or cause to be taken, all actions
                ------------------
necessary, proper, advisable or reasonably requested by the Lender to consummate the transactions contemplated hereby and by the other Loan Documents, to protect the rights granted to the Lender hereunder and under the other Loan Documents and to otherwise carry out the terms and conditions of this Agreement and the other Loan Documents, including, without limitation the execution, delivery and filing of such other agreements, instruments, certificates, notices and other documents as are necessary, proper, advisable or reasonably requested by the Lender to perfect the Collateral Trustee's security interest in the Collateral and maintain at all times the Collateral Trustee's Lien created under the Security Documents.

                                   SECTION 6

                               NEGATIVE COVENANTS

          The Borrower agrees that, so long as the Loan or other amount is owing to the Lender hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          6.1  Collateral Value.  Permit at any time the Collateral Value to be
               ----------------
less than 1.25 times the outstanding principal amount of the Loan.

          6.2  Limitation on Indebtedness.  Create, incur, assume or suffer to
               --------------------------
exist any Indebtedness, except:

          (a)  Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) Indebtedness of any Subsidiary of the Borrower to the Borrower or any other Wholly Owned Subsidiary of the Borrower;

          (c)  Indebtedness secured by Liens permitted by Section 6.3(f);

          (d)  Indebtedness outstanding on the date hereof and (i) listed on
Schedule 3.13(a) or (ii) in an amount less than Ten Million Dollars ($10,000,000) individually and One Hundred Million Dollars ($100,000,000) in the aggregate, taking into account the Borrower and its Subsidiaries on a consolidated basis;

          (e)  Guaranty Obligations permitted by Section 6.7;

          (f) Capital Lease Obligations not in excess of Ten Million Dollars ($10,000,000) at any time outstanding;

          (g) any Indebtedness extending the maturity of, or refunding or refinancing (but not any increase in the principal amount thereof other than interest, fees and expenses that are ordinarily required to be capitalized pursuant to the terms of the agreement creating such Indebtedness, but not as a result of a default or the occurrence of any other condition or event), in whole or in part, any Indebtedness otherwise permitted hereunder; provided that the
                                                            --------
material terms (including principal amount, interest rate fees, limitations on Liens, if any, guarantees, if any, collateral, if any, and subordination terms, if any) of any such extending, refunding or refinancing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable to the Loan Parties, as determined by the Lender in its sole and absolute discretion, than the terms governing the Indebtedness so extended, refunded or refinanced (provided that in no event shall unsecured Indebtedness be
               --------
refunded or refinanced by secured Indebtedness);

          (h) Indebtedness of any Person that becomes a Subsidiary of the Borrower pursuant to a Permitted Acquisition that is existing at the time such Person becomes a Subsidiary of the Borrower (other than Indebtedness incurred in contemplation of such Permitted Acquisition); and

          (i) Permitted Nonrecourse Indebtedness to the extent the related Financing Transaction is otherwise permitted herein;

          (j)  the Intercompany Note; and

          (k) obligations of the Borrower and its Subsidiaries, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, to the extent incurred in connection with a Financing Transaction, not to exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) at any one time outstanding; and

          (l)  Permitted Securitizations.

(such Indebtedness listed in 6.2(b) through (l), "Permitted Indebtedness").
                                                  ----------------------

          6.3  Limitation on Liens.  Create, incur, assume or suffer to exist
               -------------------
any Lien upon any of the Borrower's or its Subsidiaries' Property or revenues, whether now owned or hereafter acquired, except for the following (collectively, "Permitted Liens"):
----------------

         (a) Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect
                                  --------
thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, to the extent required by GAAP;

         (b) pledges or deposits in connection with workers' compensation, unemployment insurance, social security and other legislation affecting the Borrower or its Subsidiaries;

         (c) to the extent incurred in the ordinary course of business, deposits to secure the performance of trade contracts (other than for borrowed money), leases (where the Borrower or its Subsidiary are the lessee (and not concurrently the sublessor)) and statutory obligations, surety and appeal bonds, judgments that do not constitute a default pursuant to Section 7.1(i), performance bonds and other obligations of a like nature;

         (d) easements, rights-of-way, restrictions, zoning requirements, materialmens' and mechanics' liens, and other similar encumbrances on real property incurred in the ordinary course of business of the Borrower or its Subsidiaries which, in the aggregate, do not materially detract from the use of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

         (e) Liens in existence on the date hereof listed on Schedule 6.3(e) securing Indebtedness permitted by Section 6.2(d); provided that no such Lien is
                                                   --------
spread to cover any additional Property after the Closing Date and that the principal amount of Indebtedness secured thereby is not increased (except as permitted pursuant to Section 6.2(g));

         (f) Liens securing Indebtedness of the Borrower or its Subsidiaries incurred to finance the acquisition of equipment or fixed or capital assets for use by the Borrower or such Subsidiary; provided that (i) such acquisition is
                                        --------
permitted by Section 6.17 hereof, (ii) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (iii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness (and related general intangibles and identifiable proceeds specifically related to or arising out of such Property) and (iv) the principal amount of Indebtedness secured thereby is not increased;

          (g) any interest or title of a lessor under any lease entered into by the Borrower or any Subsidiary as a lessee in the ordinary course of business (and not concurrently as a sublessor) and covering only the assets so leased (and related general intangibles and identifiable proceeds specifically related to such assets);

          (h) any interest or title of a lessee under any lease entered into by the Borrower or any Subsidiary as a lessor (i) in the ordinary course of business, (ii) pursuant to Financing Transactions or (iii) with respect to Property no longer needed by the Borrower or such Subsidiary in the operation of its business, and in each case covering only the assets so leased;

          (i)  Liens created pursuant to the Security Documents;

          (j) Liens existing on the date hereof and described on Schedule 6.3(j) hereto;

          (k) Liens securing Indebtedness on Property acquired by a Loan Party or on Property of a Person existing at the time such Person becomes a Subsidiary of the Borrower, in each case, pursuant to a Permitted Acquisition; provided
                                                                    --------
that such Liens were not created in contemplation of such acquisition, and do not extend to any assets other than those of the Person or Property acquired by the Borrower or such Subsidiary;

          (l)  subject to the limitations described in the proviso at the end of
Section 6.2, Liens securing Indebtedness permitted pursuant to subsections 6.2(f), (g), (h) and (k);

          (m) leasehold or purchase rights exercisable for fair consideration in favor of any Person which arise in Asset Sales permitted hereunder;

          (n) except to the extent restricted by a Deposit Account Control Agreement, bankers' liens and rights of setoff in favor of a financial institution; and

          (o) the replacement, extension, or renewal of any Lien permitted hereunder.

          6.4  Limitation on Fundamental Changes.  Enter into any merger,
               ---------------------------------
consolidation, reorganization or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or split, combine or reclassify any of its Capital Stock, or materially amend its Constituent Documents, or make any material change in the character of its business except:

          (a) any Wholly Owned Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the
                                        --------
continuing or surviving corporation) or with or into any other Wholly Owned Subsidiary of the Borrower;

          (b) any Subsidiary of the Borrower may liquidate, wind up or dissolve itself, provided that all of the assets of such Subsidiary are transferred to
        --------
the Borrower or a Wholly Owned Subsidiary of the Borrower; and

          (c)  any Asset Sales permitted by Section 6.5.

          6.5  Limitation on Dispositions.  Make any Disposition of its assets,
               --------------------------
whether now owned or hereafter acquired, or, permit any Subsidiary to do so, except in the case of the Borrower and any of its Subsidiaries:

          (a)  Dispositions permitted by Section 6.4(b);

          (b)  Asset Sales; provided that (i) any Asset Sale that is a sale-
                            --------
leaseback must be permitted by Section 6.12, (ii) any Asset Sale that is made in connection with a Securitization must be a Permitted Securitization, (iii) all of the consideration from any such Disposition in excess of Five Million Dollars ($5,000,000), other than assumption of Indebtedness otherwise permitted hereunder, is received in cash or Cash Equivalents, (iv) the Borrower or the relevant Subsidiary receives consideration at the time of such Disposition at least equal to the fair market value of the assets subject thereto, and (v) no Loan Party retains any residual interest in such assets, and

          (c) A lease of Property of the Borrower or one of its Subsidiaries to a customer pursuant to a Financing Transaction.

          6.6  Limitation on Restricted Payments.  Declare or pay any dividend
               ---------------------------------
(other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Loan Party, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or Property or in obligations of any Loan Party (collectively, "Restricted Payments"), except that (a) any
                               -------------------
Subsidiary may make Restricted Payments to the Borrower or a Wholly Owned Subsidiary of the Borrower; and (b) the Borrower may distribute cash to the Parent, in such amounts and at such times as are reasonably required by the Parent to pay Operating Expenses and Taxes incurred by the Parent in the ordinary course of business. Notwithstanding the foregoing, no Restricted Payment shall be made if, and at such time as, such Restricted Payment would constitute an Impermissible Restricted Payment.

          6.7  Guaranties.  At any time, directly or indirectly, become or be
               ----------
liable in respect of any Guaranty Obligations, or assume, guaranty, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for those relating to (i) Guaranty Obligations in respect of obligations of the Loan Parties permitted hereunder, (ii) Guaranty Obligations listed on Schedule 6.7, (iii) Guaranty Obligations arising in connection with indemnity programs for employees or surety bonds permitted hereunder, or (iv) Guaranty Obligations arising in connection with Asset Sales permitted pursuant to Section 6.5(b) and where the recourse is limited to the proceeds from the sale of such assets.

          6.8  Limitation on Investments, Loans, Advances and Financing
               ---------------------------------------------------------
Transactions. Make or suffer to exist any advance, loan, extension of credit (by
------------
way of guaranty or otherwise) or capital contribution to, originate, Purchase or allow to exist any Financing Transaction, or purchase any Capital Stock, bonds, notes, debentures or other securities of or any assets constituting all or a material part of a business unit of, or make any other investment in, any Person (collectively, "Investments"), except for:
                -----------

          (a) funding an Unfunded Commitment listed on Schedule 3.13(b) to a customer in the ordinary course of business if required pursuant to a Contractual Obligation;

          (b)  Investments in Cash Equivalents;

          (c) Investments made upon exercise or conversion of options, warrants or convertible securities obtained in connection with Financing Transactions;

          (d)  Guaranty Obligations permitted by Section 6.7;

          (e)  Financing Transactions existing on the Closing Date;

          (f) (i) amendments, extensions, or refinancings of Financing Transactions with customers that were customers of the Borrower or any of its Subsidiaries as of the date of this Agreement (or the successors, replacements or substitutes to or for such customers, provided the security for, or assets that are the subject of, such Financing Transaction are substantially the same), including extensions of credit in amounts exceeding amounts previously loaned or committed to such customer, provided that a Responsible Officer of the Borrower
                            --------
certifies to the Lender that such amendment, extension, refinancing, further extension of credit and/or substitution of successor, replacement or substitute to or for such customer is necessary to protect the Borrower or its Subsidiary's current investment in that Financing Transaction, and (ii) a new Financing Transaction with a Person not described in clause (i) above, but only to the extent that Borrower reasonably believes that such Financing Transaction is necessary in order to maximize the value of its then-existing Financing Transactions or Property;

          (g) renewals, extensions of the maturity of Financing Transactions that constitute operating leases of Property of the Borrower or one of its Subsidiaries, as required by the terms of the documents creating such Financing Transactions, or otherwise in the ordinary course of business of the Borrower and its Subsidiaries, or replacements or substitutions for expiring leases that constitute Financing Transactions;

          (h) loans and advances to employees to meet expenses incurred by such employees in the ordinary course of business;

          (i) Investments, other than Financing Transactions, existing on the date hereof and described on Schedule 6.8(i) and any successor Investments issued or deemed issued to a holder of such existing Investments;

          (j)  Investments consisting of Permitted Acquisitions; and

          (k) Investments existing on the date hereof in any Subsidiary listed on Schedule 3.8, Investments in any Guarantor Subsidiary and Investments in Subsidiaries formed or acquired in compliance with Section 6.9(b).

          6.9  Subsidiaries, Partnerships and Joint Ventures.  Own or create,
               ---------------------------------------------
directly or indirectly, any Subsidiaries other than (a) any Subsidiary listed on
Schedule 3.8, and (b) any Subsidiary formed or acquired after the Closing Date which joins the applicable Security Documents; provided that (i) the Lender
                                               --------
shall have consented to such formation and joinder, (ii) such Subsidiary shall grant a valid first priority (subject only to Permitted Liens) security interest in favor of the Collateral Trustee in the assets held by such Subsidiary, (iii) each applicable Loan Party shall grant a valid first priority security interest in favor of the Collateral Trustee in the stock, limited or general partnership interests, limited liability company interests or other ownership interests held by the applicable Loan Party in such Subsidiary, and (iv) the Lender shall have received legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Lender. Except pursuant to the foregoing sentence, neither the Borrower nor any other Loan Party shall become or agree to (A) become a general or limited partner in any general or limited partnership, except that the Borrower or another Loan Party may be general or limited partners in other Loan Parties, (B) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Borrower and the other Loan Parties may become a member or manager of, or hold a limited liability company interest in, other Loan Parties, (C) become a shareholder in any corporation, except that the Borrower and the other Loan Parties may become shareholders in other Loan Parties, (D) become a joint venturer or hold a joint venture interest in any joint venture, or (E) make any other Investments (except those permitted pursuant to Section 6.8) in any Person.

          6.10  Management Fees; Limitation on Affiliate Transactions.
                -----------------------------------------------------

          (a) Pay, or enter into any Contractual Obligation providing for the payment of, any management or similar fees to any Person with respect to the management of the Borrower or any its Subsidiaries listed on Schedule 6.10(a), except pursuant to the Management Agreement; and

          (b) Except for the Management Agreement, enter into any transaction, including any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transaction is (a) in the ordinary course of business and (b) upon terms no more favorable to such Affiliate, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

          6.11  Limitation on Payments and Modifications of Debt Instruments,
                -------------------------------------------------------------
etc. (a) Make or offer to make any payment, prepayment, repurchase or redemption
----
of, or otherwise
defease or segregate funds with respect to the principal of, any of the Senior Note Documents or any other Debt Instruments except as expressly required by the terms of the applicable Debt Instrument or as approved by the Lender, (b) in the event a Default or Event of Default has occurred and is continuing, or would result from such payment, make or offer to make any interest payment pursuant to the Senior Note Documents, or (c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Debt Instrument (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal of the relevant obligation or which would reduce the rate or extend the date for payment of interest thereon and (ii) does not involve the payment of a consent or other similar fee).

          6.12  Limitation on Sales and Leasebacks.  Enter into any arrangement
                ----------------------------------
with any Person providing for the leasing by the Borrower or any Subsidiary as lessee of Property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of the Borrower or such Subsidiary, except where the Lender has previously approved such arrangement or transaction.

          6.13  Limitation on Changes in Fiscal Periods.  Change or permit any
                ---------------------------------------
change to the Fiscal Year or Fiscal Quarter of the Borrower or any of its Subsidiaries.

          6.14  Limitation on Negative Pledge Clauses.  Enter into with any
                -------------------------------------
Person, or suffer to exist, any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents,
(b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case any prohibition or limitation shall only be effective against the assets financed thereby), (c) agreements solely restricting the pledge of equipment or Property that the Borrower leases as a lessor or lessee/sublessor, which equipment or Property is pledged to secure Permitted Nonrecourse Indebtedness, and (d) prohibitions in existing agreements, or any replacement or substitution of an existing agreement permitted hereunder, provided that such prohibitions are no more restrictive on
                     --------
the Borrower or such Subsidiary than those set forth in the existing agreement.

          6.15  Limitation on Restrictions on Subsidiary Distributions.  Enter
                ------------------------------------------------------
into or suffer to exist or become effective any consensual encumbrance or restriction (collectively, "Subsidiary Restrictions") on the ability of any
                            -----------------------
Subsidiary of the Borrower to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any Subsidiary of the Borrower (other than, in the case of this clause (c), any such Subsidiary Restriction created by any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby, in which case such Subsidiary Restriction shall only be effective against the assets financed thereby), except for (i) Subsidiary Restrictions existing under the Loan Documents, (ii) Subsidiary Restrictions with respect to a Subsidiary imposed pursuant to a legally binding agreement for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary in an Asset Sale permitted by Section 6.5, and (iii) restrictions on existing agreements.

          6.16  Limitation on Lines of Business.
                -------------------------------

          (a) Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower or one of its Subsidiaries are engaged in as of the date hereof.

          (b) Enter into any Contractual Obligation or understanding that restrains, restricts, limits or impedes, in any geographic area, the ability of the Borrower or any of its Subsidiaries to engage in any line of business in which the Borrower or such Subsidiary, as the case may be, is engaged as of the date hereof, except for restrictions on competition in connection with Asset Sales permitted hereunder to the extent reasonably tailored to the scope of the assets sold.

          6.17  Limitation on Purchase of Assets and Acquisitions.
                -------------------------------------------------

          (a) Purchase, buy, acquire, lease (as lessee) (in the aggregate, "Purchase") or agree to Purchase any Property or assets, other than (i) any
 --------
Purchase of equipment, furniture, fixtures or supplies for use (but not for resale or re-lease) in the ordinary course of business and (ii) as permitted pursuant to Section 6.18; or

          (b)  Make any Acquisitions, other than Permitted Acquisitions.

          6.18  Limitation on Capital Expenditures.  Make Capital Expenditures
                ----------------------------------
(excluding Capital Expenditures with respect to assets held for sale, lease or disposition) of more than Ten Million Dollars ($10,000,000) per Fiscal Year, beginning with the Fiscal Year ending December 31, 2001, provided that to the
                                                         --------
extent Capital Expenditures are less than Ten Million Dollars ($10,000,000) for any Fiscal Year, the amount not expended may be carried forward and expended in a succeeding Fiscal Year, provided, further, that notwithstanding the foregoing,
                          --------
in no event may Capital Expenditures exceed Twenty Million Dollars ($20,000,000) in any given Fiscal Year.

          6.19  Accounting Changes.  Without the prior written approval of the
                ------------------
Lender, make or permit any material change in financial accounting policies or financial reporting practices, or the application of such policies or practices to the books and records of any Loan Party, other than changes (a) (i) that are required by GAAP or the regulations of the Securities and Exchange Commission or
(ii) in actuarial methodologies under any Employee Plan, and (b) for which the Borrower has complied with Section 5.11 hereof.

          6.20  Unfunded Commitments.  Make, extend or commit to any Unfunded
                --------------------
Commitments other than those set forth on Schedule 3.13(b) and as permitted pursuant to Section 6.8(f).

          6.21  Use of Proceeds.  Use the proceeds of the Loan in any manner
                ---------------
except as set forth in the Reorganization Plan.

          6.22  Transfer of Assets to Certain Subsidiaries.  Transfer any assets
                ------------------------------------------
to, purchase the Capital Stock of, contribute any capital to, or make any loan to, any Subsidiary set forth on Schedule 3.25(b), except in amounts existing on the date hereof.

                                   SECTION 7

                               EVENTS OF DEFAULT

          7.1  If any of the following events shall occur and be continuing:

          (a) The Borrower shall fail to (i) pay any principal of or interest on the Loan when due in accordance with the terms hereof, including, without limitation, the payments required by Section 2.3(a) hereof, or (ii) pay any other amount payable hereunder or under any other Loan Document when due in accordance with the terms hereof and thereof, provided that, in the case of
                                              --------
clause (ii), such failure is not cured by the Borrower within five days; or

          (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made and, if correctable, such inaccuracy shall continue uncorrected for a period of thirty (30) days after the earlier of the date upon which (i) written notice thereof is given to the Borrower by the Lender, or (ii) any executive officer or director of the Borrower or the Parent becomes aware of such inaccuracy or the facts constituting such inaccuracy; or

          (c) Any Loan Party shall default in the observance or performance of any covenant or agreement contained in (i) Sections 5.1, 5.2, 5.3(a), 5.6, 5.7, 5.9, 5.11, 5.12, 5.13 or 6 of this Agreement, (ii) Sections 1, 2, 3, 4, 6, 7,
15(a), 15(b), 15(f), 15(g), 15(i), 15(k), 15(l), 15(m), 15(n), 16 or 22 of the
Parent Guaranty, (iii) Sections 2, 5, 6, 7, 9, 10, 17 (only to the extent that such default under Section 17 relates to a covenant or agreement described in clause (i) hereof) or 25 of the Subsidiary Guaranty, (iv) Sections 1, 2, 3, 4, 6, 7 or 15 (only to the extent that such default under Section 15 relates to a covenant or agreement described in clause (i) hereof) of the Canadian Guaranty, or (v) the Post-Closing Letter.

          (d) Any Loan Party shall default in the observance or performance of any other covenant or agreement contained in this Agreement or any other Loan Document (other than as provided in clauses (a) through (c) of this Section 7), and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date upon which written notice thereof is given to the Borrower by the Lender or (ii) the date upon which any executive officer or director of the Borrower or the Parent becomes aware of such default or of the facts constituting such default; or

          (e) Any Loan Party shall (i) default in making any payment of any principal of any Indebtedness the principal amount of which Indebtedness exceeds Twenty-Five Million Dollars ($25,000,000) (including any Guaranty Obligation, but excluding the Loan) on the scheduled due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the grace period, if any, provided in the Debt Instrument under which such Indebtedness was created; or
(iii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any Debt Instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice or the passage of time, if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guaranty Obligation) to become payable; or

          (f) (i) Any Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against any Loan Party any case, proceeding or other action of a nature referred to in subclause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; (iii) there shall be commenced against any Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; (iv) any Loan Party shall take any action in furtherance of, or indicating its consent in writing to, approval of, or acquiescence in, any of the acts set forth in subclause (i), (ii) or (iii) above; or (v) any Loan Party shall generally not, shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Employee Plan, other than a transaction that is exempt under a statutory or administrative exemption; (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Employee Plan or any Lien in favor of the PBGC or an Employee Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity; (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lender, likely to result in the termination of such Employee Plan for purposes of Title IV of ERISA; (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA; (v) the Borrower or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Employee Plan Insolvency or Employee Plan Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to an Employee Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Lender, reasonably be expected to cause a Loss Event; or

          (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or to the extent not fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of Twenty-Five Million Dollars ($25,000,000) or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

          (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j) Any of the Guaranties, or any provision thereof, shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert; provided, however, that this provision shall not apply in the event that any of
--------
the Guaranties ceases to be in full force and effect solely as a result of a transaction permitted by Sections 6.4(a) or (b);

then, and in any such event, (A) if such event is an event specified in Section 7.1(f) above, automatically the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Note and the other Loan Documents, without notice to the Borrower and without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, shall immediately become due and payable and (B) if such event is any other event specified above, the Lender, by notice to the Borrower, may declare the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Note and the other Loan Documents to be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, whereupon the same shall immediately become due and payable.

                                   SECTION 8

                                 MISCELLANEOUS

          8.1  Amendments and Waivers.  Neither this Agreement, any other Loan
               ----------------------
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 8.1. The Lender and each Loan Party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lender or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Lender may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default and its consequences. In the case of any waiver, the Loan Parties and the Lender shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. Any amendments, supplements or modifications hereof or to the other Loan Documents, and any waiver of any of the requirements of this Agreement or the other Loan Documents or any Default and its consequences shall be effective as to the Lender if the same are approved by the holders of a majority of the outstanding principal amount of the Loan.

          8.2  Notices.  All notices, requests and demands to or upon the
               -------
respective parties hereto to be effective shall be in writing (including by telecopy), and shall be deemed to have been duly given or made three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of reputable overnight delivery service guaranteeing next business day delivery, on the next Business Day, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto:

          The Borrower:   FINOVA Capital Corporation
                          4800 N. Scottsdale Road #6W90
                          Scottsdale, Arizona 85251-7623
                          Attn:  General Counsel
                          Telephone:  (480) 636-7623
                          Telecopy:  (480) 636-5036

          The Lender:     Berkadia LLC
                          1440 Kiewit Plaza
                          Omaha, Nebraska 68131
                          Attn: Mr. Marc Hamburg
                          Telephone:  (402) 346-1400
                          Telecopy:  (402) 346-3375

provided that any notice, request or demand to or upon the Lender shall not be
--------
effective until received.

          8.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
               ------------------------------
delay in exercising, on the part of a party, any right, remedy, power or privilege hereunder or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          8.4  Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loan hereunder.

         8.5  Payment of Expenses and Taxes.  The Borrower agrees (a) to pay or
              -----------------------------
reimburse the Lender for its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to or release of, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of the Lender, (b) to pay or reimburse the Lender for all of its costs and expenses incurred in connection with the enforcement or preservation of any rights, including those incurred pursuant to a "workout" under this Agreement, the other Loan Documents and any such other documents, including Attorney Costs of the Lender, (c) to pay, indemnify, defend, protect and hold the Lender harmless from, any and all recording, filing and release fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar Taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation, administration or release contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, defend, protect and hold the Lender, Berkshire Hathaway Inc., Leucadia National Corporation, their respective Affiliates and their respective officers, directors, trustees, professional advisors, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance, administration and release of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loan or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of their respective Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"); provided that the Borrower shall not have any
                                --------
obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnitee. The agreements in this Section 8.5 shall survive repayment of the Loan and all other amounts payable hereunder.

          8.6  Successors and Assigns; Participants and Assignments.
               ----------------------------------------------------

          (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Loan (or any portion thereof) and their respective successors and assigns, except that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Lender, which may be withheld in its sole and absolute discretion.

          (b) The Lender may at any time sell to one or more banks or other entities (each, a "Participant") participating interests in the Loan (or any
                   -----------
portion thereof) or any other interest of the Lender hereunder and under any of the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Loan are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of any Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owning under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as the Lender under this Agreement.

          (c) The Lender may, in accordance with applicable law, at any time and from time to time assign to any of its Affiliates or to another entity (an "Assignee") all or any part of its rights and obligations under this Agreement
---------
pursuant to an assignment document satisfactory to the Lender and shall, within a reasonable time after any such assignment, provide notice of the same to the Borrower (although the Lender shall have no liability to the Borrower hereunder for any inadvertent or negligent failure to notify the Borrower). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such assignment, (i) the Assignee thereunder shall be a party hereto and, to the extent provided in such assignment, have the rights and obligations of the Lender as set forth therein, and (ii) the Lender shall, to the extent provided in such Assignment, be released from its obligations under this Agreement (and, in the case of an Assignment covering all of the Lender's rights and obligations under this Agreement, shall cease to be a party hereto). Notwithstanding any provision of this Section 8.6, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment. From and after the date of any such assignment all payment instructions, changes of address, reports, certificates or other information required to be made or delivered by the Borrower hereunder may be made to Berkadia LLC or its designee on behalf of all lenders hereunder, unless otherwise agreed to in writing by Berkadia LLC and the Borrower.

          (d) Notwithstanding the foregoing, the Lender and its permitted Assignee shall assign their respective rights and obligations under this Agreement except in whole; provided that the Lender or its Assignee may assign
                           --------
its rights and obligations under this Agreement in part if, prior to such assignment, this Agreement has been amended to provide for the appointment of an agent acting on behalf of all lenders hereunder or other provisions for the coordinated action of multiple lenders hereunder based upon the determination of lenders holding a majority in principal amount of the Loan; provided, further,
                                                            --------
that the Borrower and its Subsidiaries hereby agree to execute such an amendment promptly upon request by the Lender or its Assignee.

          (e) The Lender shall maintain an account or accounts evidencing Indebtedness of the Borrower to the Lender resulting from the Loan of the Lender from time to time, including the amounts of principal and interest payable and paid to the Lender from time to time under this Agreement, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such recordation
                         --------
or any error in such recordation shall not affect the Borrower's obligations hereunder or under any existing Note.

          (f) The Loan made by the Lender shall be evidenced by a Note or Notes issued by the Borrower, payable to the order of the Lender. The Lender is hereby authorized to record, on the schedule annexed to and constituting a part of the Note, information regarding the Loan, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided
                                                                     --------
that the failure to make any such recordation or any error in such recordation shall not affect the Borrower's obligations hereunder or under any existing Note. On or prior to the effective date of an assignment, the Borrower, at its own expense, shall execute and deliver to the Lender, in exchange for the relevant Note(s), new Notes to the order of the Assignee, if the Assignee so elects, and, if applicable, the Lender if the Lender so elects. Such new Notes shall be dated as of the Closing Date and shall otherwise be in the form of the

Notes replaced thereby or, in the event no such original Notes were issued, in the form that such Notes would have taken had such Notes been issued.

          (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 8.6 concerning assignments of the Loan (or any portion thereof) and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests.

          8.7  Setoff.  In addition to any rights and remedies of the Lender
               ------
provided by law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any Affiliate thereof to or for the credit or the account of the Borrower.

          8.8  Counterparts.  This Agreement and any notices, waivers or
               ------------
amendments relating hereto may be executed on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          8.9  Severability.  Any provision of this Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8.10  Integration.  This Agreement and the other Loan Documents
                -----------
represent the agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          8.11  Governing Law.  This agreement and the rights and obligations of
                -------------
the parties under this agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          8.12  Submission To Jurisdiction: Waivers.  Each party hereto hereby
                -----------------------------------
irrevocably and unconditionally:

          (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York located in the City of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 8.2 or at such other address of which the Lender shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary or punitive damages.

          8.13  Acknowledgments.  The Borrower hereby acknowledges that:
                ---------------

          (a) neither this Agreement, the Loan Documents nor the making of the Loan create any fiduciary relationship on the part of the Lender with the Borrower or impose any duty on the Lender to the Borrower, and the relationship between the Lender and the Borrower arising hereunder and thereunder is solely that of debtor and creditor; and

          (b) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between the Borrower and the Lender.

          8.14  WAIVER OF JURY TRIAL.  THE BORROWER AND THE LENDER HEREBY
                --------------------
IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          8.15  Confidentiality.  The Lender agrees to keep confidential all
                ---------------
nonpublic information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower as confidential; provided that nothing herein
                                                    --------
shall prevent the Lender from disclosing any such information (a) to any Affiliate of the Lender, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee which agrees to comply with the
 ----------
provisions of this Section 8.15, (c) to the employees, directors, agents, representatives, attorneys, accountants and other professional advisors of the Lender, its Affiliates or any Transferee, and their financing sources, and the respective employees, directors, agents, representatives, attorneys, accountants and other professional advisors of such financing sources who need to know such information for the purpose of evaluating the transactions contemplated by this Agreement, it being understood that such employees, directors, agents, representatives, attorneys, accountants and other professional advisors shall be informed by the Lender of the confidential nature of such information and shall be directed to treat such information confidentially, (d) upon the request or demand of any Governmental Authority having jurisdiction over the Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section 8.15 or of any other agreement between the Borrower and the Lender, or (h) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                        [SIGNATURES BEGIN ON NEXT PAGE]

          IN WITNESS WHEREOF, the parties hereunto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                FINOVA CAPITAL CORPORATION


                                By: /s/ William J. Hallinan
                                    ------------------------------
                                Name: William J. Hallinan
                                Title: President


                                BERKADIA LLC

                                    By: BERKADIA MANAGEMENT LLC, its Manager

                                        By: /s/ Marc D. Hamburg
                                            --------------------------
                                        Name: Marc D. Hamburg
                                        Title: President

                                   EXHIBIT A
                                   ---------

                                PROMISSORY NOTE

$5,600,000,000                                                   August 21, 2001

          FOR VALUE RECEIVED, the undersigned, FINOVA CAPITAL CORPORATION, a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to
                           --------
the order of BERKADIA LLC (the "Lender"), at the office of the Lender, located
                                ------
at 1440 KIEWIT PLAZA, OMAHA, NEBRASKA 68131, in lawful money of the United States of America and in immediately available funds, on the dates set forth in the Credit Agreement referred to below, the principal amount of the Loan of the Lender made to the Borrower pursuant to Section 2.1 of the Credit Agreement.
The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2 of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, the amount of the Loan and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement (or any error therein) shall not affect the obligations of the Borrower in respect of any Loan.

          This Note (a) is the Note referred to in the Credit Agreement, dated as of August 21, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), between the Borrower and the Lender
                        ----------------
evidencing the Loan, (b) is subject to the provisions of the Credit Agreement and (c) is subject to prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

          Upon the occurrence and during the continuance of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered as of the date first above written.

                                FINOVA CAPITAL CORPORATION



                                By:
                                    ------------------------------
                                Name: William J. Hallinan
                                Title: President

                              Schedule A to Note

                              REPAYMENTS OF LOAN



Date              Unpaid Principal      Amount of Prepayment      Balance of Principal      Notation Made By
                  Amount of Loan
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

                                  EXHIBIT B-1

             FORM OF LEGAL OPINION OF GIBSON, DUNN & CRUTCHER LLP

                                  EXHIBIT B-2

                   FORM OF LEGAL OPINION OF WILLIAM HALLINAN

                                   EXHIBIT C

                              CLOSING CERTIFICATE

                                   EXHIBIT D

                        FORM OF COMPLIANCE CERTIFICATE

Capitalized terms used by not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement, dated as of August ___, 2001 (the "Credit Agreement"), by and between FINOVA Capital Corporation, a Delaware
      ----------------
  corporation (the "Borrower") and Berkadia LLC, a Delaware limited liability
                    --------
                            company (the "Lender").
                                          ------

          The undersigned hereby certifies, as of __________________, as follows:

          1. This Compliance Certificate is being furnished to the Lender pursuant to Section 5.2(b) of the Credit Agreement.

          2. I am a Responsible Officer of the Borrower, holding the office set forth under my name, and, as such, am familiar with the affairs of the Borrower and its Subsidiaries. I am authorized to execute and deliver this Compliance Certificate on behalf of the Borrower.

          3. I have obtained no knowledge that any Default or Event of Default has occurred and is continuing[, except as specified in Attachment [1] attached
                                                        --------------
hereto].

          4.  Each of the Borrower and each other Loan Party has complied with
Section 6.1 of the Credit Agreement as of the last day of the [Fiscal Quarter / Fiscal Year] ended on __________________.

          5.  Attached hereto as Attachment [2] is a true and correct copy of an
                                 --------------
uncondensed consolidated statement of cash flow of the Borrower and its consolidated Subsidiaries for the Fiscal Quarter ended on ___________________ prepared in accordance with GAAP on the same basis, and in the same detail, as the consolidated statement of cash flow of the Borrower set forth in the Audited Financial Statements.

          [6.  Attached hereto as Attachment [3] is a true and correct copy of
                                  --------------
[BACK-UP INFORMATION REQUESTED BY THE LENDER (IF ANY).]

          IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first written above.

                                 FINOVA CAPITAL CORPORATION


                                 --------------------------------
                                 Name:
                                 Title:

                                   EXHIBIT E

                           FORM OF INTERCOMPANY NOTE

                                   EXHIBIT F

                            FORM OF PARENT GUARANTY

                                   EXHIBIT G

                        FORM OF PARENT PLEDGE AGREEMENT

                                   EXHIBIT H

                     FORM OF PLEDGE AND SECURITY AGREEMENT

                                   EXHIBIT I

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT J

                          FORM OF SUBSIDIARY GUARANTY

                                   EXHIBIT K

                       FORM OF ASSET VALUE CERTIFICATION

                                   EXHIBIT L

                           FORM OF CANADIAN GUARANTY

                                   EXHIBIT M

                      FORM OF CANADIAN SECURITY AGREEMENT

                                   EXHIBIT N

                              FORM OF UK DEBENTURE

                                   EXHIBIT O

                          FORM OF POST-CLOSING LETTER